Exhibit 3.1

Karyopharm Therapeutics Inc.

Certificate of Designations

0% Series A Convertible Perpetual Preferred Stock

September 17, 2026

Table of Contents

		Page
Section 1.	Definitions	1
Section 2.	Rules of Construction	12
Section 3.	The Convertible Preferred Stock	12
(a)	Designation; Par Value	12
(b)	Number of Authorized Shares	12
(c)	Form, Dating and Denominations	13
(d)	Execution and Delivery	13
(e)	Method of Payment; Delay When Payment Date is Not a Business Day	14
(f)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	14
(g)	Legends	15
(h)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	16
(i)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change	19
(j)	Status of Retired Shares	20
(k)	Replacement Certificates	20
(l)	Registered Holders	20
(m)	Cancellation	20
(n)	Shares Held by the Company or its Affiliates	21
(o)	Outstanding Shares	21
(p)	Repurchases by the Company and its Subsidiaries	22
(q)	Notations and Exchanges	22
Section 4.	Ranking	23
Section 5.	Dividends	23
(a)	No Regular Dividends	23
(b)	Participating Dividends	23
(c)	Treatment of Dividends Upon Conversion or Upon Repurchase Pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change	24
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	24
(a)	Generally	24
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	25
(c)	Bankruptcy Events; Deemed Liquidation Events; Fixed Entitlements	25
Section 7.	Restrictions on Junior Stock	27
(a)	Dividends and Distributions on Junior Stock	27
(b)	Repurchases of Junior Stock	27
(c)	Permitted Actions	27
(d)	Application of Funds; Subsidiaries	28
Section 8.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change	28
(a)	Fundamental Change Repurchase Right	28
(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions	29
(c)	Fundamental Change Repurchase Date	29
(d)	Fundamental Change Repurchase Price	29

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(e)	Fundamental Change Notice	30
(f)	Procedures to Exercise the Fundamental Change Repurchase Right	31
(g)	Payment of the Fundamental Change Repurchase Price	32
(h)	Compliance with Securities Laws	32
Section 9.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock on or After the Put Trigger Date	32
(a)	Optional Repurchase Right	32
(b)	No Optional Repurchase Right in Certain Circumstances	32
(c)	Funds Legally Available for Payment of Optional Repurchase Price; Shortfall Amounts	33
(d)	Optional Repurchase Date	33
(e)	Optional Repurchase Price	33
(f)	Procedures to Exercise the Optional Repurchase Right	33
(g)	Payment of the Optional Repurchase Price	34
Section 10.	Voting Rights	34
(a)	Voting and Consent Rights with Respect to Specified Matters	34
(b)	Procedures for Voting and Consents	37
(c)	Equal Treatment of Holders; No Payments for Consent; Information	38
Section 11.	Conversion	40
(a)	Generally	40
(b)	Conversion at the Option of the Holders	41
(c)	Conversion Procedures	41
(d)	Settlement Upon Conversion	42
(e)	Conversion Price Adjustments	44
(f)	Voluntary Conversion Price Decreases	47
(g)	Restriction on Conversions	47
(h)	Effect of Common Stock Change Event	50
(i)	Cash Settlement of Undeliverable Shares; Stockholder Approvals	52
Section 12.	Certain Provisions Relating to the Issuance of Common Stock	54
(a)	Equitable Adjustments to Prices	54
(b)	Reservation of Shares of Common Stock	55
(c)	Status of Shares of Common Stock	55
(d)	Taxes Upon Issuance of Common Stock	55
(e)	Book-Entry Settlement; Legend Removal; Rule 144 Information	55
Section 13.	Calculations	56
(a)	Responsibility; Schedule of Calculations	56
(b)	Calculations Aggregated for Each Holder	57
Section 14.	Tax Treatment	57
Section 15.	Notices	57
Section 16.	Legally Available Funds	57
(a)	Payment of Deficiencies; Shortfall Amounts	58
(b)	Determination of Legally Available Funds	58
(c)	Payment Defaults; Default Rate	59
(d)	Sale Process	60
(e)	Nature of Unpaid Amounts; Enforcement	61
(f)	Bankruptcy Events	62
Section 17.	No Other Rights	62

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Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1

Exhibit B: Form of Restricted Stock Legend	B-1

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Certificate of Designations

0% Series A Convertible Perpetual Preferred Stock

On September 17, 2026, the Pricing Committee of the Board of Directors of Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), acting pursuant to authority delegated to it by the Board of Directors on September 10, 2026 in accordance with Section 141(c) of the General Corporation Law of the State of Delaware, duly adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 20,000 authorized shares of a series of preferred stock of the Company titled the “0% Series A Convertible Perpetual Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “0% Series A Convertible Perpetual Preferred Stock,” and having a par value of $0.0001 per share and an initial number of authorized shares equal to 20,000, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

SECTION 1. DEFINITIONS.

“20-Day VWAP” means, as of any date, the arithmetic average of the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KPTI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each of the preceding twenty (20) Trading Days (or if such volume-weighted average price is unavailable for any such Trading Day, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “20-Day VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Affiliate” has the meaning set forth in Rule 144.

“Approval Determination Date” has the meaning set forth in Section 11(i)(ii).

“Attribution Parties” has the meaning set forth in Section 11(g)(ii).

“Authorized Share Failure” has the meaning set forth in Section 12(b).

“Bankruptcy Event” means, with respect to any Person, (a) the commencement by such Person of a voluntary case or proceeding under any bankruptcy, insolvency, reorganization, receivership or similar law of any jurisdiction, or the consent by such Person to the entry of an order for relief in an involuntary case or proceeding under any such law; (b) the commencement against such Person of an involuntary case or proceeding under any such law that remains undismissed and unstayed for a period of sixty (60) consecutive days, or the entry of an order for relief in any such involuntary case or proceeding; (c) the appointment of a receiver, trustee, custodian, liquidator, assignee or similar official for such Person or for all or substantially all of its assets, which appointment is consented to or acquiesced in by such Person or remains undischarged and unstayed for a period of sixty (60) consecutive days; or (d) the making by such Person of a general assignment for the benefit of its creditors.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Company’s bylaws, as the same may be amended, supplemented or restated from time to time.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement Amount” has the meaning set forth in Section 11(i)(ii).

“Certificate” means a Physical Certificate or an Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 11(h).

“Common Stock Change Event” has the meaning set forth in Section 11(h)(i).

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” means Karyopharm Therapeutics Inc., a Delaware corporation.

“Conversion Agent” has the meaning set forth in Section 3(f)(i).

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 11.

“Conversion Date” means, with respect to any share of Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 11(c)(i) to convert such share are satisfied.

“Conversion Price” initially means $1.62 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 11(e) and 11(f). Each reference in this Certificate of Designations or the Convertible Preferred Stock to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Deemed Liquidation Event” has the meaning set forth in Section 6(c)(ii).

“Default Rate” has the meaning set forth in Section 16(c).

“Depositary” means The Depository Trust Company or any successor thereto.

“Dividend” means any Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Payment Date” means each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 11(e)(i)(2).

“Expiration Time” has the meaning set forth in Section 11(e)(i)(2).

“Fundamental Change” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power or economic rights of all of the Company’s then-outstanding common equity;

(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, at least fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, will be deemed not to be a Fundamental Change pursuant to this clause (b);

(c) the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market (or any of their respective successors), or the Company otherwise ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

(d) a Bankruptcy Event occurs with respect to the Company;

(e) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(f) the U.S. Food and Drug Administration or any successor agency thereto shall have refused to file, rejected or otherwise declined to accept the Company’s supplemental new drug application submitted for the marketing authorization of selinexor in combination with ruxolitinib for the treatment of adult patients with intermediate or high-risk myelofibrosis, or the Company shall have withdrawn such filing.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.

“Initial Issue Date” means the date on which shares of Convertible Preferred Stock are first issued.

“Initial Liquidation Preference” means one thousand dollars ($1,000) per share of Convertible Preferred Stock.

“Initially Issuable Shares” means, in respect of each share of Convertible Preferred Stock, 226 shares of Common Stock; provided that the number of Initially Issuable Shares shall be adjusted proportionally for any adjustment to the Conversion Price under Section 11(e)(i)(1).

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects.

“Legally Available Funds” has the meaning set forth in Section 16(b).

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries or any Specified Obligations.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries or any Specified Obligations.

“Liquidation Preference” has the meaning set forth in Section 6(a).

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries or any Specified Obligations.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Percentage” has the meaning set forth in Section 11(g)(ii).

“Number of Underlying Shares” means, in respect of any conversion of any share of Convertible Preferred Stock, a number of shares of Common Stock equal to (x) the Initial Liquidation Preference of such share of Convertible Preferred Stock on the Conversion Date for such conversion divided by (y) the Conversion Price in effect immediately before the Close of Business on such Conversion Date.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Repurchase” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 9.

“Optional Repurchase Date” means the date fixed, pursuant to Section 9(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to an Optional Repurchase.

“Optional Repurchase Notice” means a notice (including a notice substantially in the form of the “Optional Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 9(f)(i) and Section 9(f)(ii).

“Optional Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Optional Repurchase, calculated pursuant to Section 9(e).

“Optional Repurchase Right” has the meaning set forth in Section 9(a).

“Ownership Limitation” has the meaning set forth in Section 11(g)(i).

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Payment Default” has the meaning set forth in Section 16(c).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company.

“Put Trigger Date” means September 17, 2029.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Reference Property” has the meaning set forth in Section 11(h)(i).

“Reference Property Unit” has the meaning set forth in Section 11(h)(i).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Reported Outstanding Share Number” has the meaning set forth in Section 11(g)(ii).

“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Requisite Holders” means the Holders representing at least two thirds (2/3rds) of the outstanding voting power of the Convertible Preferred Stock; provided, however, that, for so long as the outstanding shares of Convertible Preferred Stock are held by two or more Holders that are not Affiliates of one another, the Requisite Holders must include at least two Holders that are not Affiliates of one another.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Rules 5635(b) and 5635(d) with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Stock Market LLC, such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Common Stock without regard to the limitation set forth in Section 11(g)(i) or Section 11(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Sale Process” has the meaning set forth in Section 16(d).

“Sale Process Notice” has the meaning set forth in Section 16(d).

“Sale Transaction” has the meaning set forth in Section 16(d).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.

“Share Delivery Deadline” has the meaning set forth in Section 11(d)(iii).

“Shortfall Amount” has the meaning set forth in Section 16(a).

“Specified Agreements” means:

(a) that certain Credit and Guaranty Agreement, dated as of May 8, 2024, as amended by that certain First Amendment and Waiver to Credit and Guaranty Agreement, dated October 7, 2025 and that certain Second Amendment to Credit and Guaranty Agreement, dated as of February 27, 2026, by and among, inter alios, the Company, Wilmington Savings Fund Society, FSB, and the lenders from time to time party thereto;

(b) that certain Indenture, dated as of October 10, 2025, between the Company and Wilmington Savings Fund Society, FSB providing for the issuance of the Company’s 9.00% Convertible Senior Notes due 2028;

(c) that certain Indenture, dated as of October 10, 2025, between the Company and Wilmington Savings Fund Society, FSB providing for the issuance of the Company’s 9.00% Convertible Senior Notes due 2029; and

(d) that certain Revenue Interest Financing Agreement, dated September 14, 2019, as amended by (i) that certain Omnibus Amendment to Transaction Documents, dated June 23, 2021, by and among the Company, Karyopharm Europe GmbH (“Karyopharm Europe”), Karyopharm Therapeutics (Bermuda) Ltd., certain Investors party thereto, HealthCare Royalty Management, LLC as investor representative (“Investor Representative”), and HCR Collateral Management, LLC as collateral agent (“HCR Collateral Management”); (ii) that certain Second Amendment to Revenue Interest Financing Agreement, dated August 1, 2023, by and among the Company, Karyopharm Europe, certain Investors party thereto, the Investor Representative, and HCR Collateral Management; (iii) that certain Second Omnibus Amendment to Transaction Documents, dated May 8, 2024, by and among the Company, Karyopharm Europe, certain Investors party thereto, the Investor Representative, HCR Collateral Management, and HCR Karyopharm SPV, LLC, as replacement collateral agent (“Collateral Agent”); (iv) that certain Third Amendment to Revenue Interest Financing Agreement, dated August 14, 2025, by and among the Company, certain Investors party thereto, the Investor Representative, HCR Collateral Management, and the Collateral Agent; (v) that certain Fourth Amendment to Revenue Interest Financing Agreement, dated August 27, 2025, by and among the Company, certain Investors party thereto, the Investor Representative, HCR Collateral Management and the Collateral Agent; and (vi) that certain Sixth Amendment to Revenue Interest Financing Agreement, dated October 7, 2025, by and among the Company, certain Investors party thereto, the Investor Representative, HCR Collateral Management, and the Collateral Agent;

in each case, as in effect as of September 10, 2026 (including, for the avoidance of doubt, after giving effect to the consents and waivers set forth in Section 10 of that certain Forbearance Agreement and Limited Waiver to Indentures, dated as of September 10, 2026, by and among the Company and the other parties thereto) (as may be amended, restated, supplemented, modified, refinanced, refunded, replaced, or extended from time to time, provided that any of the foregoing does not impair the rights of the Holders).

“Specified Obligations” means any financial indebtedness or contractual or other obligations of the Company and its affiliates, including any and all amounts, investments and obligations relating to or arising under any of the Specified Agreements.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the applicable date of determination, which as of the Initial Issue Date is one (1) Trading Day (T+1).

“Stockholder Proposals” has the meaning set forth in Section 11(i)(iv).

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 11(h)(iii).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 11(e)(i)(2).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Computershare Trust Company N.A., or its successor.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c) (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that such security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Undeliverable Shares” has the meaning set forth in Section 11(i)(i).

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 10(a), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, Voting Parity Stock will not include any securities of the Company’s Subsidiaries.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i) the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

SECTION 3. THE CONVERTIBLE PREFERRED STOCK.

(a) Designation; Par Value. A series of stock of the Company titled the “0% Series A Convertible Perpetual Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.0001 per share.

(b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is twenty thousand (20,000); provided, however, that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c) Form, Dating and Denominations.

(i) Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or by any depositary therefor referred to in Section 3(c)(iv); and (3) be dated as of the date it is executed by the Company.

(ii) Electronic Certificates; Physical Certificates. The Convertible Preferred Stock will be issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h). For the avoidance of doubt, Physical Certificates will only be issued at the request of the relevant Holder.

(iii) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of, and otherwise to be in, the form of Certificate set forth in Exhibit A; (2) any legend, registration number or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; and (4) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company.

(iv) Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designations, each reference in this Certificate of Designations to the delivery of, or payment on, any such Convertible Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.

(v) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(vi) Registration Numbers. Each Certificate representing any share(s) of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d) Execution and Delivery. At least two (2) duly authorized Officers will sign each Certificate representing any Convertible Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate representing such Convertible Preferred Stock to thereafter hold the same or any other office at the Company.

(e) Method of Payment; Delay When Payment Date is Not a Business Day.

(i) Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock of any Holder by wire transfer of immediately available funds to an account of such Holder within the United States; provided, however, that if such Holder does not provide the account information for such account (after request by the Company), the Company shall pay such amount by check mailed to the address of such Holder set forth in the Register.

(ii) Delay of Payment When Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day with the same force and effect as if such payment were made on such due date (and, for the avoidance of doubt, no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay). Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f) Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i) Generally. The Company designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.

(ii) Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(iii) Subsequent Appointments. With the consent of the Requisite Holders, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar, Paying Agent or Conversion Agent.

(iv) Duties When the Company or its Subsidiary Acts as Paying Agent or Conversion Agent. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designations to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.

(g) Legends.

(i) Restricted Stock Legend.

(1) Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2) If any share of Convertible Preferred Stock (such share being referred to as the “new share” for purposes of this Section 3(g)(i)(2)) is issued in exchange for, or in substitution of, any other share(s) of Convertible Preferred Stock, or to effect a partial conversion of less than all of the shares of Convertible Preferred Stock represented by any Certificate (such other share(s) or converted share(s), as applicable, being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(h)(ii), 3(i) or 3(k), then the Certificate representing such new share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such new share need not bear the Restricted Stock Legend if such new share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii) Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted.

(iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(iv) Legends on Conversion Shares.

(1) Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2) Notwithstanding anything to the contrary in Section 3(g)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(g)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including, if applicable, the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(h) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(h), Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2) No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(q) not involving any transfer.

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4) Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(g).

(5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the first (1st) Business Day after the date of such satisfaction.

(6) Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.

(ii) Transfers and Exchanges of Convertible Preferred Stock.

(1) Subject to this Section 3(h), a Holder of any Convertible Preferred Stock represented by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock represented by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must:

(A) if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar; and

(B) deliver such certificates, documentation or evidence as may be required pursuant to Section 3(h)(iii).

(2) Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):

(A) such old Certificate will be promptly cancelled pursuant to Section 3(m);

(B) if only part of the Convertible Preferred Stock represented by such old Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);

(C) in the case of a transfer to a transferee, the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

(D) in the case of an exchange, the Company will issue, execute and deliver, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).

(iii) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Convertible Preferred Stock that is a Transfer-Restricted Security, or that is represented by a Certificate that bears a Restricted Stock Legend, requests to:

(1) remove such Restricted Stock Legend; or

(2) register the transfer of such Convertible Preferred Stock to the name of another Person,

then the Company, the Transfer Agent and the Registrar may refuse to effect such removal or transfer, as applicable, unless there is delivered to the Company, the Transfer Agent and the Registrar such certificates or other documentation or evidence as the Company, the Transfer Agent and the Registrar may reasonably require to determine that such removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that (A) on and after the date that is one (1) year after the Initial Issue Date, such certificates, documentation or evidence will consist solely of a customary representation letter of such Holder as to its status as a non-Affiliate of the Company and its holding period (and if such request relates to a transfer by a Holder to a third party on and after the date that is six (6) months after the Initial Issue Date but prior to such one-year anniversary of the Initial Issue Date, such certificates, documentation or evidence will consist of customary documentation and legal opinions of counsel to the Company, at the Company’s expense, as the Company may reasonably request); and (B) if such request is made in connection with the transfer of such Convertible Preferred Stock pursuant to a registration statement that is effective under the Securities Act, then such certificates, documentation or evidence will consist solely of a certificate in customary form providing that such Holder will effect such transfer pursuant to such registration statement and will comply with any prospectus-delivery requirements under the Securities Act. The Company will bear the cost of, and will cause its counsel to deliver no later than the second (2nd) Trading Day after a Holder’s request, any legal opinion required by the Transfer Agent or the Registrar to effect any such removal or transfer, and will cause any such removal or transfer to be effected no later than the earlier of (i) the second (2nd) Trading Day after receipt of the applicable request and (ii) the Trading Day that is the number of Trading Days comprising the Standard Settlement Period after such receipt and any documentation reasonably required pursuant to this Section 3(h)(iii).

(iv) Transfers of Shares Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1) that has been surrendered for conversion (other than any share whose conversion is not effected by reason of Section 11(g) and as to which the related Conversion Notice is deemed withdrawn pursuant to Section 11(i));

(2) as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Fundamental Change Repurchase Price when due; or

(3) as to which an Optional Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 9(f), except to the extent that the Company fails to pay the related Optional Repurchase Price when due.

(i) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change.

(i) Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change. If only a portion of a Holder’s Convertible Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) is to be converted pursuant to Section 11 or repurchased pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(h)(ii), for (1) one or more Physical Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).

(ii) Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) is to be converted pursuant to Section 11 or repurchased pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(j) Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized, unissued and undesignated share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(k) Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in each case in accordance with Section 3(d), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Convertible Preferred Stock issued pursuant to this Section 3(k) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(l) Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(m) Cancellation. Without limiting the generality of the last sentence of Section 3(p), the Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n) Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(o) and 3(p), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Affiliates (or that the Company or any of its Subsidiaries or Affiliates has agreed to acquire), and any shares of Convertible Preferred Stock held by a Holder whose vote or consent with respect to the matter in question is void pursuant to Section 10(c)(iii), will be deemed not to be outstanding.

(o) Outstanding Shares.

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) paid or settled in full upon their conversion or upon their repurchase pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iv), (v) or (vi) of this Section 3(o).

(ii) Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii) [Reserved].

(iv) Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless a Payment Default occurs with respect to the Fundamental Change Repurchase Price): (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8 and, if applicable, Section 16 (and, if applicable, declared Dividends as provided in Section 5(c)).

(v) Shares to Be Repurchased Pursuant to an Optional Repurchase. If, on an Optional Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Optional Repurchase Price due on such date, then (unless a Payment Default occurs with respect to the Optional Repurchase Price): (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Optional Repurchase Price as provided in Section 9 and, if applicable, Section 16 (and, if applicable, declared Dividends as provided in Section 5(c)).

(vi) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless the Conversion Consideration due pursuant to Section 11 upon such conversion is not paid or delivered in full on or before the Share Delivery Deadline, for any reason, in which case such Convertible Preferred Stock will cease to be outstanding only upon such payment or delivery in full or as otherwise provided in Section 11(i) (it being understood that shares of Convertible Preferred Stock as to which a Cash Settlement Amount has been elected or is deemed elected pursuant to Section 11(i)(ii) will cease to be outstanding as provided in, and subject to reinstatement in accordance with, Section 11(i)(ii))): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 11 and, if applicable, Section 16 (and, if applicable, declared Dividends as provided in Section 5(c)).

(p) Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(m) and the next sentence, the Company and its Subsidiaries may repurchase or otherwise acquire Convertible Preferred Stock only (i) pursuant to Section 8, Section 9 or Section 11 in accordance with the terms thereof or (ii) pursuant to an offer made to all Holders on a pro rata basis, in proportion to the number of shares of Convertible Preferred Stock held by each Holder, and on the same terms and conditions (and, if such offer is oversubscribed, with shares accepted from tendering Holders pro rata in proportion to the number of shares of Convertible Preferred Stock tendered), that remains open for acceptance by each Holder for not less than ten (10) Business Days, that is accompanied by delivery to each Holder of all information furnished to any Holder in connection therewith and that complies with Section 8(h), and no Holder will be required to participate in any such offer. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(q) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 10, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, in each case in accordance with Section 3(d), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(q) will not impair or affect the validity of such amendment, supplement or waiver.

SECTION 4. RANKING. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, the Convertible Preferred Stock will rank junior in right of payment upon a Bankruptcy Event or the Company’s liquidation, dissolution or winding up to any and all Specified Obligations.

SECTION 5. DIVIDENDS.

(a) No Regular Dividends. The Convertible Preferred Stock will not accumulate regular dividends.

(b) Participating Dividends.

(i) Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11 but without regard to any limitation on conversion set forth in Section 11(g) or Section 11(i) or the first proviso to Section 11(d)(i)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date). The Company will provide notice to Holders of each Participating Dividend, including the related Record Date and payment date, at substantially the same time at which, and in substantially the same manner in which, the Company provides the related notice(s) to holders of the Common Stock in connection with the corresponding Common Stock Participating Dividend.

(ii) Stockholder Rights Plans, Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, (1) a Common Stock Change Event, or an event for which an adjustment to the Conversion Price is required pursuant to Section 11(e)(i)(1), as to which Section 11(h) or Section 11(e)(i)(1), respectively, will apply; and (2) rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that Section 5(b)(i) will apply to, and a Participating Dividend will be required in respect of, (A) the separation of such rights from the Common Stock (whether upon the occurrence of such triggering event or otherwise); and (B) any payment made by the Company (whether in cash, securities or other property, or any combination of the foregoing) to all or substantially all holders of Common Stock to redeem or repurchase any such rights.

(c) Treatment of Dividends Upon Conversion or Upon Repurchase Pursuant to an Optional Repurchase or a Repurchase Upon Fundamental Change. If the Fundamental Change Repurchase Date, Optional Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the related Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Repurchase Upon Fundamental Change, Optional Repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share.

SECTION 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily (including upon any Bankruptcy Event or Deemed Liquidation Event, as provided in Section 6(c)), then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment of the greater of the amounts set forth in clauses (i) and (ii) below (the “Liquidation Preference”) out of the Company’s assets or Legally Available Funds for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the Initial Liquidation Preference per share of Convertible Preferred Stock; and

(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment (with each such share of Common Stock valued, for this purpose, at (x) if the Common Stock is then listed on a national securities exchange, the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the date of such payment and (y) otherwise, the fair market value per share of

Common Stock as determined by a nationally recognized independent investment banking firm selected by the Requisite Holders and reasonably acceptable to the Company, at the Company’s expense), and assuming all outstanding shares of Convertible Preferred Stock were converted into Common Stock (without regard as to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock for the purpose of effecting the conversion of the Convertible Preferred Stock and without regard to any limitation on conversion in accordance with Section 11(g) or Section 11(i) or the first proviso to Section 11(d)(i)).

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. Subject to Section 6(c), for purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

(c) Bankruptcy Events; Deemed Liquidation Events; Fixed Entitlements.

(i) Bankruptcy Events. Each Bankruptcy Event with respect to the Company will constitute a liquidation, dissolution and winding up of the Company for all purposes of Section 6(a), whether or not such Bankruptcy Event results in a liquidation of the Company’s assets and whether the Company’s assets, property or securities are distributed pursuant to a plan of reorganization, a plan of liquidation, a sale of assets or Capital Stock, a structured dismissal or otherwise, and the ranking of the Convertible Preferred Stock senior to the Liquidation Junior Stock set forth in Section 4 will apply to any payment or distribution of any kind (whether in cash, securities of the Company or of any successor to or reorganized form of the Company, or other property) made to or for the benefit of the holders of Capital Stock of the Company in or in connection with any Bankruptcy Event.

(ii) Deemed Liquidation Events. Notwithstanding Section 6(b), each Holder may elect, by written notice to the Company delivered at any time before the Close of Business on the second (2nd) Business Day before the consummation of any Fundamental Change described in clause (b) of the definition thereof or of any Common Stock Change Event (which election may be conditioned upon such consummation), to treat such Fundamental Change or Common Stock Change Event as a liquidation, dissolution and winding up of the Company for purposes of Section 6(a) with respect to all or any whole number of such Holder’s shares of Convertible Preferred Stock (any such event, as to the shares so elected, a “Deemed Liquidation Event”). The Company will not consummate, or enter into any agreement providing for, any such Fundamental Change or Common Stock Change Event unless the definitive agreement therefor provides that each Holder that makes such an election will receive, in respect of each share so elected and concurrently with (and in priority to) any payment to the holders of Liquidation Junior Stock, consideration paid by or on behalf of the acquiring, surviving, continuing or resulting Person (or, in the case of a Fundamental Change consisting of a sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, paid by the Company out of the net proceeds thereof, to the extent constituting Legally Available Funds, with any unpaid portion constituting a Shortfall Amount subject to Section 16) having a value (as determined in good faith by the Board of Directors and, in the case of any securities, based on the average of the closing sale prices thereof (determined in the manner set forth in the definition of “Last Reported Sale Price,” mutatis mutandis) over the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such consummation) not less than the greater of the amounts described in clauses (i) and (ii) of Section 6(a), determined as of the date of such consummation. An election under this Section 6(c)(ii) with respect to any share is conditioned upon the consummation of the related event and the payment at such consummation of the consideration required by this Section 6(c)(ii); if such consideration is not so paid for any reason, such election will be void and such share will remain subject to Section 8 and Section 11 (and the Fundamental Change Repurchase Date and any other deadline therein will be extended to the extent necessary to permit such Holder to exercise its rights thereunder). Subject to the foregoing, such an election is in lieu of the exercise of the Fundamental Change Repurchase Right and the right to convert such share in connection with the related event, and shares as to which no such election is made will remain subject to Section 8 and Section 11 (including Section 11(d)(iv) and Section 11(h)). The Company will include in each Fundamental Change Notice and each notice delivered pursuant to Section 11(h)(iv) a statement of the amount and kind of consideration per share of Convertible Preferred Stock that would be payable pursuant to Section 6(a) upon an election under this Section 6(c)(ii), and, separately, pursuant to Section 8 and Section 11(d)(iv).

(iii) Fixed Entitlements; Priority Over Junior Stock. For all purposes, including for purposes of sections 1122, 1123, 1126 and 1129 of title 11 of the United States Code (including section 1129(b)(2)(C) thereof) and any comparable provision of any other applicable law, the Fundamental Change Repurchase Price (and, if the Put Trigger Date has occurred, the Optional Repurchase Price), determined as of such date, constitutes a fixed redemption price to which such Holder is entitled, in each case whether or not any Fundamental Change Repurchase Notice or Optional Repurchase Notice has been delivered, without regard to whether the Company has sufficient Legally Available Funds for the payment thereof and without regard to any limitation in Section 8(b), Section 9(c) or Section 16. In any Bankruptcy Event, to the fullest extent permitted by applicable law and as between the Holders and the holders of Liquidation Junior Stock, no payment or distribution of any kind will be made to or for the benefit of the holders of any Liquidation Junior Stock on account of such Liquidation Junior Stock, and no such holder will be entitled to receive or retain any such payment or distribution, unless and until each Holder has received in respect of each share of Convertible Preferred Stock the greater of the amounts described in clauses (i) and (ii) of Section 6(a) in full in cash or in property of equivalent value. The interests represented by the Convertible Preferred Stock rank senior to, and differ materially in their rights, preferences and privileges from, the interests represented by the Common Stock and all other Liquidation Junior Stock, and are not substantially similar thereto. For the avoidance of doubt, any fixed entitlements pursuant to this Section 6(c) shall not receive any preference or priority over any and all Specified Obligations.

(iv) Company Undertakings; Savings Clause. To the fullest extent permitted by applicable law, the Company will not take any action or enter into any agreement, transaction or other arrangement that (1) classifies the Convertible Preferred Stock in the same class as any Liquidation Junior Stock, (2) provides for any payment or distribution to or for the benefit of the holders of any Liquidation Junior Stock on account of such Liquidation Junior Stock before each Holder has received the amounts described in Section 6(c)(iii), or (3) provides for treatment of any Holder in respect of its Convertible Preferred Stock that is less favorable than the treatment of any other Holder, unless such Holder has consented in writing thereto.

SECTION 7. RESTRICTIONS ON JUNIOR STOCK.

(a) Dividends and Distributions on Junior Stock. While any share of Convertible Preferred Stock is outstanding, the Company will not declare, pay or set aside for payment any dividend or other distribution (whether in cash, securities or other property, or any combination of the foregoing) on or in respect of any Dividend Junior Stock, and will not cause or permit any of its Subsidiaries to make any such dividend or distribution, unless, as of the date of such declaration, payment or setting aside, (i) no Payment Default has occurred and is continuing; (ii) no Bankruptcy Event has occurred as to which the related case, proceeding, appointment or assignment remains pending or in effect or as to which any amount to which the Holders are entitled under Section 6(c) remains unpaid; and (iii) the Company has complied with Section 5(b) with respect to such dividend or distribution.

(b) Repurchases of Junior Stock. While any share of Convertible Preferred Stock is outstanding, the Company will not, and will not cause or permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value (or pay or set aside any funds for, or make any payment into any sinking fund for, the purchase, redemption, retirement or other acquisition of) any Junior Stock, or any option, warrant or other right to acquire any Junior Stock, unless each of the conditions set forth in clauses (i), (ii) and (iii) of Section 7(a) is satisfied as of the date thereof.

(c) Permitted Actions. Section 7(a) and Section 7(b) will not prohibit (i) any dividend or distribution payable solely in shares of Junior Stock that is both Dividend Junior Stock and Liquidation Junior Stock (together with cash in lieu of fractional shares), provided that the Conversion Price is adjusted to the extent required by Section 11(e); (ii) the repurchase, redemption or other acquisition of shares of Junior Stock from current or former directors, officers, employees or consultants of the Company or its Subsidiaries pursuant to equity compensation plans or agreements approved by the Board of Directors, at a price per share not exceeding the lesser of cost and fair market value, in an aggregate amount not to exceed $100,000 in any fiscal year; (iii) the withholding or repurchase of shares of Junior Stock in satisfaction of tax withholding obligations upon the vesting, exercise or settlement of equity awards, or the net exercise or cashless exercise of options or warrants, in each case pursuant to plans or agreements approved by the Board of Directors; (iv) the conversion or exchange of any Junior Stock into or for other Junior Stock without the payment of any cash or other property (other than cash in lieu of fractional shares); (v) the acquisition of Junior Stock for purposes of the settlement of any conversion of the Convertible Preferred Stock; or (vi) any dividend or distribution on the Common Stock in respect of which a Participating Dividend is declared and paid in full on the Convertible Preferred Stock in accordance with Section 5(b), provided that the conditions set forth in clauses (i), (ii) and (iii) of Section 7(a) are satisfied.

(d) Application of Funds; Subsidiaries. While any Payment Default or Bankruptcy Event is continuing, Legally Available Funds will be applied as provided in Section 16(a) before any funds are applied to any dividend, distribution, purchase, redemption, retirement or other acquisition of or on any Junior Stock. For purposes of this Section 7, any payment, dividend, distribution, purchase, redemption, retirement or acquisition made by any Subsidiary of the Company to or for the benefit of any holder of Junior Stock (in its capacity as such) will be deemed to have been made by the Company.

SECTION 8. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE CONVERTIBLE PREFERRED STOCK UPON A FUNDAMENTAL CHANGE.

(a) Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price. For clarity, any shares of Convertible Preferred Stock in respect of which a Holder does not exercise the right to require the Company to repurchase as set forth in this Section 8 shall remain outstanding. The Company will not consummate, or enter into any agreement providing for, any transaction that would result in a Fundamental Change described in clause (a) or clause (b) of the definition thereof unless (i) the definitive agreement for such transaction provides for the payment of the Fundamental Change Repurchase Price to the Holders in accordance with this Section 8, (ii) if the Company is not the surviving Person in such Fundamental Change, the surviving, resulting or acquiring Person (and, if such Person is a Subsidiary of another Person, the ultimate parent of such Person) expressly assumes, or unconditionally guarantees, the obligations of the Company under this Section 8, Section 6, Section 11(h) and Section 16, and (iii) such definitive agreement provides that no Holder, and no Affiliate of any Holder, will receive from any such Person, in respect of or in connection with its Convertible Preferred Stock, any consideration, security, right or benefit that is not offered on the same terms, ratably in proportion to the number of shares of Convertible Preferred Stock held, to each Holder.

(b) Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, but subject to Section 16, (i) the Company will not be obligated to pay the Fundamental Change Repurchase Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient Legally Available Funds to pay the same; and (ii) if the Company does not have sufficient Legally Available Funds to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Company will pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of Legally Available Funds for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change. Without the consent of each Holder, the Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change (other than a Fundamental Change described in clause (d), clause (e) or clause (f) of the definition thereof, or described in clause (c) of such definition to the extent resulting from a Bankruptcy Event) unless the Company has (and will have through the date of payment) sufficient Legally Available Funds to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding, or unless the definitive agreement for such Fundamental Change provides that the Fundamental Change Repurchase Price of each share of Convertible Preferred Stock as to which the Fundamental Change Repurchase Right is exercised (or, as to any share for which an election under Section 6(c)(ii) is in effect, the consideration required by Section 6(c)(ii)) will be paid to the Holders on the Fundamental Change Repurchase Date (or, if earlier, at the consummation of such Fundamental Change) by or on behalf of the acquiring, surviving, continuing or resulting Person (or the ultimate parent thereof), or will be funded by such Person to the Company solely for that purpose, in each case in immediately available funds and concurrently with (and in priority to) any payment to the holders of Liquidation Junior Stock; and a Sale Transaction consummated in compliance with Section 16(d) will be deemed to satisfy this sentence. Any portion of the Fundamental Change Repurchase Price that is not paid when due will constitute a Shortfall Amount and will be subject to Section 16. Such shares will remain outstanding as provided in Section 16(a), and the Paying Agent will promptly return to the applicable Holder any Certificate surrendered in respect of such shares (or, in the case of Electronic Certificates, cause such shares to be reflected on the Register as outstanding in the name of such Holder).

(c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 8(e).

(d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (i) the amount a Holder of a share of Convertible Preferred Stock would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such Repurchase Upon Fundamental Change (with each such share of Common Stock valued, for this purpose, at (x) if the Common Stock is then listed on a national securities exchange, the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding such Fundamental Change Repurchase Date and (y) otherwise, the fair market value per share of Common Stock as determined by a nationally recognized independent investment banking firm selected by the Requisite Holders and reasonably acceptable to the Company, at the Company’s expense), and assuming all outstanding shares of Convertible Preferred Stock were converted into Common Stock (without regard as to whether sufficient shares of Common Stock are available out of the Company’s authorized but unissued stock for the purpose of effecting the conversion of the Convertible Preferred Stock and without regard to any limitation on conversion in accordance with Section 11(g) or Section 11(i) or the first proviso to Section 11(d)(i)) and (ii) the Initial Liquidation Preference of such share at the Close of Business on the Fundamental Change Repurchase Date for such Fundamental Change.

(e) Fundamental Change Notice. On or before the tenth (10th) Business Day prior to the effective date (or anticipated effective date) of a Fundamental Change (or, if later, immediately after the Company discovers that a Fundamental Change may occur), the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the expected effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per share of Convertible Preferred Stock;

(vi) if the Fundamental Change Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(c);

(vii) the name and address of the Transfer Agent and the Conversion Agent;

(viii) the Conversion Price in effect on the date of such Fundamental Change Notice;

(ix) that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(x) that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2) such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates).

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3) the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(g) Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is represented by a Physical Certificate, the date the Physical Certificate representing such share is delivered to the Paying Agent).

(h) Compliance with Securities Laws. Notwithstanding anything in this Certificate of Designations to the contrary, in connection with any offer to repurchase Convertible Preferred Stock by the Company or any acquiring, surviving or successor Person in connection with a Fundamental Change or an Optional Repurchase, the Company or such Person, as applicable, will, if required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act; (ii) file a Schedule TO or any other required filing under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws, and no failure to so comply will relieve the Company of its obligation to pay the Fundamental Change Repurchase Price or the Optional Repurchase Price when due.

SECTION 9. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE CONVERTIBLE PREFERRED STOCK ON OR AFTER THE PUT TRIGGER DATE.

(a) Optional Repurchase Right. Subject to the other terms of this Section 9, each Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on an Optional Repurchase Date occurring on or after the Put Trigger Date (determined pursuant to Section 9(d)) for a cash purchase price equal to the Optional Repurchase Price; provided that each Holder may only exercise its Optional Repurchase Right once regardless of whether such Holder’s Optional Repurchase Right is exercised with respect to all or less than all of such Holder’s Convertible Preferred Stock and regardless of when such Holder shall have acquired shares of the Convertible Preferred Stock (it being understood that such limitation shall apply with respect to each Holder and not with respect to any particular shares of Convertible Preferred Stock).

(b) No Optional Repurchase Right in Certain Circumstances. Notwithstanding anything to the contrary in this Section 9, no Holder may exercise the Optional Repurchase Right, and the Company will not be required to offer or effect any Optional Repurchase, with respect to any Convertible Preferred Stock during the period from, and including, the date the Company has sent a Fundamental Change Notice pursuant to Section 8(e) to, and including, the related Fundamental Change Repurchase Date.

(c) Funds Legally Available for Payment of Optional Repurchase Price; Shortfall Amounts. Notwithstanding anything to the contrary in this Section 9, but subject to Section 16, (i) the Company will not be obligated to pay the Optional Repurchase Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient Legally Available Funds to pay the same; and (ii) if the Company does not have sufficient Legally Available Funds to pay the Optional Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased on an Optional Repurchase Date pursuant to an Optional Repurchase, then the Company will pay the maximum amount of such Optional Repurchase Price that can be paid out of Legally Available Funds for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased on such Optional Repurchase Date pursuant to such Optional Repurchase. Any portion of the Optional Repurchase Price that is not paid when due will constitute a Shortfall Amount and will be subject to Section 16, including the Sale Process provisions of Section 16(d). Such shares will remain outstanding as provided in Section 16(a), and the Paying Agent will promptly return to the applicable Holder any Certificate surrendered in respect of such shares (or, in the case of Electronic Certificates, cause such shares to be reflected on the Register as outstanding in the name of such Holder).

(d) Optional Repurchase Date. The Optional Repurchase Date for the Optional Repurchase of any share of Convertible Preferred Stock will be the fifth (5th) Business Day after the date the Holder of such share has duly delivered the Optional Repurchase Notice relating to such share to the Paying Agent pursuant to Section 9(f); provided, however, that the Optional Repurchase Date will in no event be before the Put Trigger Date.

(e) Optional Repurchase Price. The Optional Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon an Optional Repurchase is an amount in cash equal to the Initial Liquidation Preference of such share at the Close of Business on the Optional Repurchase Date for such Optional Repurchase.

(f) Procedures to Exercise the Optional Repurchase Right.

(i) Delivery of Optional Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Optional Repurchase Right for any share(s) of Convertible Preferred Stock, the Holder thereof must deliver to the Paying Agent:

(1) a duly completed, written Optional Repurchase Notice with respect to such share(s); and

(2) such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates);

provided, however, that no Optional Repurchase Notice may be delivered before, and each purported delivery of an Optional Repurchase Notice will be deemed null and void if delivered before, the tenth (10th) Business Day before the Put Trigger Date.

(ii) Contents of Optional Repurchase Notices. Each Optional Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Optional Repurchase Right with respect to such share(s).

(iii) Delivery of Optional Repurchase Notice Is Irrevocable. Once delivered in accordance with this Section 9(f), an Optional Repurchase Notice will be irrevocable, subject to Section 9(c).

(g) Payment of the Optional Repurchase Price. Subject to Section 9(c), the Company will cause the Optional Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to an Optional Repurchase to be paid to the Holder thereof on or before the applicable Optional Repurchase Date (or, if later in the case such share is represented by a Physical Certificate, the date the Physical Certificate representing such share is delivered to the Paying Agent).

SECTION 10. VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 10 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a) Voting and Consent Rights with Respect to Specified Matters.

(i) Generally. Subject to the other provisions of this Section 10(a), while any Convertible Preferred Stock is outstanding, each of the following events will require, and cannot be effected (either directly or indirectly) without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least two thirds (2/3rds) of the combined outstanding voting power of the Convertible Preferred Stock and such Voting Parity Stock, if any:

(1) any amendment or modification of the Certificate of Incorporation (including by the filing of any certificate of designations) to authorize or create, or to increase the authorized number of shares of, or the issuance of any shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2) any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation, the Bylaws or this Certificate of Designations that adversely affects the rights, preferences, privileges or voting powers of the Convertible Preferred Stock;

(3) any increase or decrease in the number of authorized shares of Convertible Preferred Stock (other than a decrease pursuant to Section 3(b)) or any issuance of additional shares of Convertible Preferred Stock; or

(4) the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case unless (other than any such transaction in connection with which the Fundamental Change Repurchase Price is paid in full in cash to all Holders upon the consummation thereof):

(A) the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B) the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C) the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Convertible Preferred Stock;

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 10(a)(i)(4) will not require any vote or consent pursuant to Section 10(a)(i)(1) or 10(a)(i)(2); and (y) each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 10(a)(i)(4)(B)) and will not require any vote or consent pursuant to Section 10(a)(i)(1), 10(a)(i)(2), 10(a)(i)(3) or 10(a)(i)(4):

(I) any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II) the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III) the application of Section 11(h), including the execution and delivery of any supplemental instruments pursuant to Section 11(h)(iii) solely to give effect to such provision.

(ii) Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 10(a)(i)(1), 10(a)(i)(2), 10(a)(i)(3) or 10(a)(i)(4) would adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Convertible Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 10(a)(i)(2) above that adversely affects the special rights, preferences or voting powers of the Convertible Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least two thirds (2/3rds) of the Convertible Preferred Stock then outstanding.

(iii) Consent of Each Affected Holder. Notwithstanding anything to the contrary in this Certificate of Designations (including Section 10(a)(i) and Section 10(a)(ii)) or in the Certificate of Incorporation, and in addition to any other vote or consent required by this Certificate of Designations or applicable law, none of the following will be effected, whether by amendment, modification, repeal, supplement or waiver of any provision of this Certificate of Designations or the Certificate of Incorporation, by merger, consolidation, share exchange, reclassification, recapitalization, division, conversion or other transaction, or otherwise, directly or indirectly, without the prior written consent of each Holder affected thereby: (1) any reduction in the Default Rate; (2) any reduction in the Initial Liquidation Preference or the Liquidation Preference, or any change to the manner of calculating the Liquidation Preference or the amounts payable pursuant to Section 6; (3) any increase in the Conversion Price, any change to the adjustments set forth in Section 11(e), or any change to the Conversion Consideration or the manner of its calculation, settlement or delivery pursuant to Section 11(d), Section 11(h) or Section 11(i), any change to the covenants set forth in Section 11(i)(iii) or Section 11(i)(iv), or to the right of a Holder to convert its Convertible Preferred Stock at the times and in the manner provided in Section 11; (4) any change to the Put Trigger Date, the Optional Repurchase Price, the Fundamental Change Repurchase Price, the definition of “Fundamental Change,” the Fundamental Change Repurchase Date or the Optional Repurchase Date, or any change to the right of a Holder to require the Company to repurchase its Convertible Preferred Stock pursuant to Section 8 or Section 9 (including any change to Section 8(b), Section 9(c) or Section 16); (5) any change to Section 4, Section 6, Section 7 or Section 16 or to the ranking of the Convertible Preferred Stock (any change to the definition of “Junior Stock,” “Dividend Junior Stock,” “Liquidation Junior Stock,” “Dividend Parity Stock,” “Liquidation Parity Stock,” “Dividend Senior Stock” or “Liquidation Senior Stock”); (6) any change to any provision of this Certificate of Designations that requires the Company to make any payment, offer, repurchase, exchange, conversion, notice or delivery to Holders pro rata, ratably or on the same terms (including Section 3(p), Section 10(c) and this Section 10(a)(iii)), or any change to the definition of “Requisite Holders” or to Section 3(n), or to the percentage of Convertible Preferred Stock whose Holders must consent to any matter; (7) any change to Section 3(h)

that restricts the right of a Holder to transfer its Convertible Preferred Stock, or to Section 11(g) as it applies to such Holder; or (8) any amendment, modification, repeal, supplement, waiver or other action that adversely affects the rights, preferences, privileges or voting powers of any Holder in a manner that is disproportionate to the effect thereof on the other Holders (determined without regard to the number of shares of Convertible Preferred Stock held by each Holder). For purposes of this Section 10(a)(iii), each Holder will be deemed to be affected by any of the foregoing if such Holder holds any share of Convertible Preferred Stock as to which the applicable term or provision would be changed. No consent given by any Holder pursuant to Section 10(a)(i) or Section 10(a)(ii) will constitute the consent of such Holder for purposes of this Section 10(a)(iii) unless such consent expressly so states, and any action purported to be effected in violation of this Section 10(a)(iii) will be void and of no force or effect.

(iv) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 10(a), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to correct any manifest error in this Certificate of Designations or in any Certificate representing the Convertible Preferred Stock, and file a certificate of correction or corrected instrument pursuant to Section 103(f) of the Delaware General Corporation Law to give effect to any such correction, in each case only to the extent such correction does not adversely affect the rights, preferences, privileges or voting powers of any Holder.

(b) Procedures for Voting and Consents.

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 10; and (2) such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, and rules governing the solicitation and use of proxies or written consents.

(ii) Voting Power of the Convertible Preferred Stock and Voting Parity Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Convertible Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Convertible Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Convertible Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 10(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders. The Company will take all such action as may be necessary or appropriate so that any consent or vote of the Holders under Section 10(a) is permitted and effective if given in writing without a meeting. If and for so long as action by the Holders by written consent is not so permitted, (x) the Board of Directors will call and hold a special meeting of the Holders, promptly and in any event within five (5) Business Days (or such longer period as required by applicable law) after the written request of the Requisite Holders, for purposes of any vote or consent of the Holders under Section 10(a) and (y) if so requested by the Requisite Holders at any time after the Requisite Stockholder Approval has been obtained, the Company will include, in the proxy statement for the first annual meeting of stockholders for which the definitive proxy statement has not been filed as of the date of such request, a proposal to amend the Certificate of Incorporation to permit action by the Holders by written consent.

(c) Equal Treatment of Holders; No Payments for Consent; Information.

(i) No Payments for Consent. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay, offer to pay, agree to pay or cause to be paid any consideration or remuneration of any kind (whether by way of cash, fee, dividend, additional or modified securities, any modification of this Certificate of Designations or of any agreement relating to the Convertible Preferred Stock, any release, indemnity, guarantee, collateral, side letter, registration or information right, or otherwise) to or for the benefit of any Holder or any Affiliate of any Holder for or as an inducement to any vote, consent, waiver, amendment, modification, repeal or supplement of any term or provision of this Certificate of Designations, the Certificate of Incorporation or any agreement relating to the Convertible Preferred Stock, unless such consideration or remuneration is concurrently offered and, if accepted, paid or provided on the same terms, ratably in proportion to the number of shares of Convertible Preferred Stock held, to each Holder, regardless of whether such Holder votes for, consents to or otherwise approves such matter. Reimbursement of the reasonable and documented out-of-pocket fees and expenses of counsel and financial advisors to any Holder or Holders in connection with the negotiation of any such matter will not constitute consideration or remuneration for purposes of this Section 10(c)(i), provided that such reimbursement is offered on the same basis to each Holder in respect of the fees and expenses of its own counsel.

(ii) Equal Treatment in Repurchases, Exchanges and Fundamental Changes. Section 3(p) will apply, mutatis mutandis, to each Affiliate of the Company, to any exchange, recapitalization, reclassification or retirement of any share of Convertible Preferred Stock, and to any agreement or arrangement with any Holder to effect any of the foregoing. In connection with any Fundamental Change or Common Stock Change Event, each share of Convertible Preferred Stock will be entitled to receive the same kind and amount of consideration, and the same treatment (including as to the composition of any Reference Property Unit, the availability and terms of any election and the timing of payment or delivery), as every other share of Convertible Preferred Stock (it being understood that (x) satisfaction of the requirements of Section 10(a)(i)(4)(A) with respect to all shares of Convertible Preferred Stock will satisfy the requirement set forth in the preceding clause of this sentence, and (y) differences in the consideration or treatment received by Holders resulting solely from the exercise or non-exercise of any election made available to all Holders on the same terms and ratably (including pursuant to Section 6(c)(ii)) will not constitute different treatment for purposes of this Section 10(c)(ii)), and the Company will not become a party to, and will not permit any of its Subsidiaries or Affiliates to become a party to, any agreement or arrangement pursuant to which any Holder or any Affiliate of any Holder receives, in respect of or in connection with its Convertible Preferred Stock, any consideration, security, right or benefit that is not offered on the same terms, ratably in proportion to the number of shares of Convertible Preferred Stock held, to each Holder.

(iii) Consents Given in Contemplation of a Transfer or Non-Ratable Arrangement. Any vote or consent given by a Holder that, at the time of such vote or consent, has transferred or agreed to transfer any of its Convertible Preferred Stock to the Company, any of its Subsidiaries or Affiliates, or any Person in connection with, or in anticipation of, such Person acquiring, making a tender offer for or merging with the Company or any of its Affiliates, or that has received or agreed to receive any consideration or remuneration in violation of Section 10(c)(i) or Section 10(c)(ii), will be void and of no force or effect, and any amendment, modification, repeal, supplement, waiver or other action that would not have been approved but for such vote or consent will be void and of no force or effect.

(iv) Information. The Company will (1) deliver to each Holder, concurrently with delivery to any other Holder, each proposed amendment, modification, repeal, supplement or waiver of any provision of this Certificate of Designations or the Certificate of Incorporation affecting the Convertible Preferred Stock, each solicitation of any vote or consent of Holders, and all information furnished to any Holder in connection therewith, in each case sufficiently in advance of the date a decision is required to enable each Holder to make an informed and considered decision; (2) deliver to each Holder a true and complete copy of each agreement, side letter, fee letter, waiver, consent or other arrangement, and each amendment thereto, entered into by the Company or any of its Subsidiaries or Affiliates with any Holder or any Affiliate of any Holder relating to the Convertible Preferred Stock, within two (2) Business Days after the execution thereof; and (3) deliver to each Holder executed copies of each amendment, modification, repeal, supplement or waiver effected pursuant to this Section 10 promptly following its effectiveness. The last sentence of Section 15 will not apply to any notice, solicitation or delivery required by this Section 10(c)(iv).

(v) Independent Nature of Holders’ Rights; No Group. The rights and obligations of each Holder under this Certificate of Designations are several and not joint with the rights and obligations of any other Holder, and no Holder is responsible in any way for the performance of the obligations of any other Holder. Each right set forth in this Certificate of Designations constitutes a separate right granted by the Company severally to each Holder, and is intended to cause the Company to treat all Holders as a class. Nothing contained in this Certificate of Designations or in any agreement or instrument relating to the Convertible Preferred Stock, and no action taken by any Holder pursuant hereto or thereto (including the giving or withholding of any vote, consent or waiver, whether by the Requisite Holders or otherwise, the delivery of or joinder in any Sale Process Notice, any objection pursuant to Section 16(b), any election pursuant to Section 6(c)(ii) or Section 11(g), or any other notice, demand or election hereunder), will be deemed to constitute the Holders a partnership, an association, a joint venture or any other kind of entity or a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or create a presumption that any Holders are in any way acting in concert or as a group with respect to the acquisition, holding, voting or disposition of the Convertible Preferred Stock, the Common Stock or any other securities of the Company. No Holder will be deemed to have acted as agent for, or in concert with, any other Holder by reason of its acceptance, holding, conversion, exercise or disposition of its Convertible Preferred Stock or any Conversion Shares or its giving or withholding of any consent, vote or election hereunder. The Company acknowledges that the use of a single Certificate of Designations for the Convertible Preferred Stock held by all Holders, and of any single agreement with the Company to which more than one Holder is a party, was solely in the control of the Company and was done for the convenience of the Company and not because it was required or requested by any Holder, and the Company will not assert that the Holders are acting in concert or as a group by reason thereof. Each Holder will be entitled to protect and enforce its rights under this Certificate of Designations independently, without any other Holder being joined as a party to any proceeding for such purpose.

(vi) Remedies. Each Holder will be entitled to specific performance of, and injunctive relief to enforce, this Section 10(c) and Section 10(a)(iii), without the necessity of proving the inadequacy of money damages or posting any bond, and the Company will pay the reasonable and documented out-of-pocket costs and expenses (including the fees of one outside counsel) incurred by any Holder in successfully enforcing its rights under this Section 10(c) or Section 10(a)(iii).

(vii) Ratable Participation in Issuances to Holders. The Company will not, and will not permit any of its Subsidiaries to, issue or sell any shares of Convertible Preferred Stock, Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock, or any security convertible into or exchangeable for any of the foregoing, to any Holder or any Affiliate of any Holder (including as a fee or other consideration for any forbearance, waiver, amendment or extension under any indebtedness of the Company or any of its Subsidiaries) unless each Holder has been offered, by written notice describing the terms thereof in reasonable detail, the opportunity to acquire, on the same terms and conditions (other than customary backstop or commitment fees payable to Persons that commit to acquire more than their ratable share), not less than its ratable share of such securities (determined in proportion to the number of shares of Convertible Preferred Stock held by each Holder), which offer will remain open for acceptance for not less than ten (10) Business Days.

SECTION 11. CONVERSION.

(a) Generally. Subject to the provisions of this Section 11, each Holder may, at its option, convert such Holder’s Convertible Preferred Stock into Conversion Consideration.

(b) Conversion at the Option of the Holders.

(i) Conversion Right; When Shares May Be Submitted for Conversion. Subject to Section 11(c)(i)(2), Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock for conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, if a Fundamental Change Repurchase Notice or an Optional Repurchase Notice is validly delivered pursuant to Section 8(f)(i) or Section 9(f), as applicable, with respect to any share of Convertible Preferred Stock, then such share may not be submitted for conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii) or Section 9(f)(iii), as applicable; or (C) the Company fails to pay the Fundamental Change Repurchase Price or the Optional Repurchase Price, as applicable, for such share in accordance with this Certificate of Designations.

(ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c) Conversion Procedures.

(i) Requirements for Holders to Exercise Conversion Right.

(1) Generally. To convert any share of Convertible Preferred Stock represented by a Certificate, the Holder of such share must (w) complete, manually sign and deliver to the Conversion Agent a Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, the conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time the conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes pursuant to Section 12(d).

(2) Conversion Permitted Only During Business Hours. Convertible Preferred Stock may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(ii) Treatment of Accumulated Dividends Upon Conversion.

(1) [Reserved].

(2) Conversions Between a Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.

(iii) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion; provided, however, that no Person will be deemed to become the holder of record of, or to have been issued, any share of Common Stock the delivery of which is not effected by reason of the Ownership Limitation, the Maximum Percentage or an Authorized Share Failure (including any Undeliverable Share) until such share is actually delivered, and no such share will be deemed to be outstanding or beneficially owned by such Person for any purpose before such delivery.

(d) Settlement Upon Conversion.

(i) Generally. Subject to Section 11(d)(ii) and Section 13(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the Number of Underlying Shares; provided that until the Requisite Stockholder Approval is obtained, the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of (i) a number of shares of Common Stock equal to the Initially Issuable Shares and (ii) the Cash Settlement Amount, if any, pursuant to Section 11(i)(ii) (or, where Section 11(i)(ii) so provides following the Approval Determination Date, delivery of shares of Common Stock in lieu thereof); provided, however, that, for the avoidance of doubt, the foregoing proviso shall not limit the amount or type of consideration a Holder would receive in connection with (a) any conversion of Convertible Preferred Stock into Reference Property or (b) any liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily (including upon any Bankruptcy Event or Deemed Liquidation Event, as provided in Section 6(c)), or (c) upon a Holder’s exercise of its Fundamental Change Repurchase Right or Optional Repurchase Right.

(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 13(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Delivery of Conversion Consideration. Subject to clause (iv) below, the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the earlier of (1) the first (1st) Trading Day immediately after the Conversion Date for such conversion and (2) the Trading Day that is the number of Trading Days comprising the Standard Settlement Period after such Conversion Date (such earlier date, the “Share Delivery Deadline”), (x) if the Conversion Shares are then eligible for book-entry settlement through the Depositary without a restrictive legend, by crediting such Conversion Shares to the account at the Depositary of the participant designated by the Holder in its Conversion Notice through the Depositary’s Deposit/Withdrawal at Custodian system, or (y) otherwise, by registering such Conversion Shares in book-entry form on the books of the Transfer Agent in the name of the Holder or its designee.

(iv) Conversion in connection with Common Stock Change Event. Notwithstanding anything to the contrary herein, any Holder may elect to convert such Holder’s Convertible Preferred Stock in connection with a Common Stock Change Event and may condition such conversion on closing of the Common Stock Change Event. In such a case, settlement of the conversion shall be directly with Reference Property and concurrent with closing of the Common Stock Change Event. For the avoidance of doubt, the calculation of the amount of Reference Property due upon conversion shall be calculated without regard to any limitation upon conversion or the delivery of Common Stock set forth in the first proviso to Section 11(d)(i), Section 11(g) or elsewhere; provided, however, that (1) unless and until the Requisite Stockholder Approval has been obtained, to the extent such Reference Property consists of capital stock of the Company or of a Person that succeeds to the Company under this Certificate of Designations and whose capital stock is listed on the national securities exchange on which the Common Stock was listed immediately before such Common Stock Change Event, Section 11(g)(i) will apply, mutatis mutandis, to the delivery of such capital stock, and any such capital stock not delivered by reason of Section 11(g)(i) will constitute Undeliverable Shares subject to Section 11(i), mutatis mutandis, and (2) a Holder may elect in its Conversion Notice that Section 11(g)(ii) apply, mutatis mutandis, to the delivery of any such capital stock.

(v) Failure to Deliver; Rescission. The Company acknowledges that a delay in the delivery of shares of Common Stock after the Share Delivery Deadline could result in economic loss to the Holder. If the Company fails, for any reason (other than a failure resulting solely from the Holder’s failure to satisfy the requirements of Section 11(c)(i)), to deliver the shares of Common Stock due upon conversion of any Convertible Preferred Stock on or before the Share Delivery Deadline for such conversion, then: (1) the Company will pay to the Holder, as liquidated damages and not as a penalty, $100 per Trading Day (increasing to $200 per Trading Day after the tenth (10th) Trading Day) after the Share Delivery Deadline for each $10,000 of Initial Liquidation Preference of Convertible Preferred Stock so converted in respect of which shares of Common Stock are not timely delivered, payable in immediately available funds upon demand; and (2) the Holder may, by written notice to the Company and the Conversion Agent given at any time before such shares are delivered, rescind such conversion as to all or any portion of the shares of Convertible Preferred Stock in respect of which shares of Common Stock have not been delivered, whereupon such shares of Convertible Preferred Stock will be deemed for all purposes never to have been converted and to have remained outstanding, and the Company will within two (2) Business Days cause the Register to so reflect and deliver any Physical Certificate or other evidence thereof requested by the Holder. The Company’s obligation to deliver Conversion Consideration in accordance with this Section 11 is absolute and unconditional and is not subject to any set-off, counterclaim or defense the Company may have against the Holder or any other Person. Nothing in this Section 11(d)(v) limits any Holder’s right to pursue any other remedy available to it hereunder, at law or in equity, including a decree of specific performance or injunctive relief, except that no Holder will recover under both clause (1) and clause (2) above in respect of the same shares of Common Stock. This Section 11(d)(v) does not apply to any share of Common Stock the delivery of which is not effected by reason of the Ownership Limitation or the Maximum Percentage (except as provided in Section 11(i)(ii)) or to any share of Common Stock that constitutes an Undeliverable Share for so long as Section 11(i) applies to such share.

(e) Conversion Price Adjustments.

(i) Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 11(h) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 11(e)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CP1	=	the Conversion Price in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the time (the “Expiration Time”) such tender or exchange offer expires (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 11(e)(i)(2), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 11(e)(i)(2), if the Conversion Date for any share of Convertible Preferred Stock occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii) No Other Adjustments. The Company will not be required to adjust the Conversion Price except pursuant to the terms of this Certificate of Designations.

(iii) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case such separation will be subject to Section 5(b)(ii).

(iv) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 11(e)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(v) Rounding of Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vi) Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 11(e)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(f) Voluntary Conversion Price Decreases.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period.

(ii) Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 11(f)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 11(f)(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(g) Restriction on Conversions.

(i) Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder, together with any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which such Holder is a member, beneficially owning in excess of nineteen and ninety-nine hundredths percent (19.99%) of the shares of Common Stock outstanding immediately after giving effect to such issuance (such limitation, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, the limitations on the convertibility of any Convertible Preferred Stock pursuant to this Section 11(g)(i) will not, in themselves, cause such Convertible Preferred Stock to cease to be outstanding, and such limitations will cease to apply if and when such Convertible Preferred Stock’s convertibility and conversion will not violate this Section 11(g)(i).

The Ownership Limitation is intended to comply with Nasdaq Listing Rule 5635(b) and, to the extent applicable, Nasdaq Listing Rule 5635(d), in each case together with IM-5635-2 (or any successor rules), will be construed accordingly, and may not be waived by the Company or any Holder unless and until the Requisite Stockholder Approval is obtained. For purposes of this Section 11(g)(i), whether a Holder is a member of a “group” with another Person will be determined in accordance with Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder, and, solely for purposes of administering this Section 11(g)(i), the Company and the Transfer Agent will be entitled to rely conclusively, without independent investigation, on a written certification of a Holder to the effect that a conversion complies with this Section 11(g)(i). If at any time the Ownership Limitation applies to two or more Holders on an aggregated basis (whether because such Holders are members of the same group or because the Company determines, after consultation with The Nasdaq Stock Market LLC, that the Ownership Limitation must be applied on an aggregate basis), the number of shares of Common Stock that may be delivered within the Ownership Limitation will be allocated among such Holders pro rata in proportion to the number of shares of Convertible Preferred Stock held by each of them, and no such Holder will be entitled to convert in excess of its allocation without the written consent of each other such Holder. Any shares of Common Stock that are not delivered upon a conversion by reason of the Ownership Limitation will be subject to Section 11(g)(iii).

(ii) Maximum Percentage. Notwithstanding anything to the contrary herein, no Holder will be entitled to convert any shares of Convertible Preferred Stock, or to take delivery of shares of Common Stock upon conversion of any shares of Convertible Preferred Stock, in each case to the extent that, after giving effect to such conversion or delivery, such Holder, together with the other Attribution Parties of such Holder, would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or delivery. The “Maximum Percentage” for each Holder is four and ninety-nine hundredths percent (4.99%), except that a Holder may, by written notice to the Company (including in connection with its acquisition of Convertible Preferred Stock), elect a lower Maximum Percentage effective immediately, and may thereafter, by written notice to the Company, increase or decrease its Maximum Percentage to any other percentage (any increase to be effective only on the sixty-first (61st) day after such notice is delivered, and no Maximum Percentage to exceed the Ownership Limitation for so long as the Ownership Limitation applies); any such election or change will apply only to such Holder and its Attribution Parties and not to any other Holder. For purposes of this Section 11(g)(ii), (1) the aggregate number of shares of Common Stock beneficially owned by a Holder and its Attribution Parties will include the shares of Common Stock issuable upon the conversion with respect to which the determination is being made, but will exclude shares of Common Stock issuable upon (x) conversion of the remaining, unconverted shares of Convertible Preferred Stock beneficially owned by such Holder or its Attribution Parties and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or its Attribution Parties that are subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 11(g)(ii); (2) beneficial ownership will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder; and (3) a Holder may rely on the number of outstanding shares of Common Stock as reflected in the Company’s most recent periodic or current report filed with the SEC, a more recent public announcement by the Company, or a more recent written notice from the Company or the Transfer Agent (the “Reported Outstanding Share Number”), and the Company will, within two (2) Business Days after the written or oral request of any Holder, confirm to such Holder in writing the number of shares of Common Stock then outstanding, which number will be determined after giving effect to any conversion or exercise of securities of the Company by such Holder and its Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. If the Company receives a Conversion Notice at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company will notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent such Conversion Notice would otherwise cause such Holder’s beneficial ownership to exceed the Maximum Percentage, the Holder will notify the Company of a reduced number of shares of Convertible Preferred Stock to be converted. Any shares of Common Stock the delivery of which would cause the Maximum Percentage to be exceeded will not be delivered and Section 11(g)(iii) will apply, and the shares of Common Stock underlying a Holder’s Convertible Preferred Stock in excess of the Maximum Percentage will not be deemed to be beneficially owned by such Holder for any purpose, including for purposes of Section 13(d) and Section 13(g) of the Exchange Act and the rules thereunder and Section 16 of the Exchange Act and the rules thereunder (including Rule 16a-1(a)(1)). The Company may not waive, and no vote or consent of the Holders may reduce or eliminate, the Maximum Percentage applicable to any Holder without such Holder’s written consent; the Maximum Percentage will apply to each transferee of Convertible Preferred Stock (which will be subject to the Maximum Percentage applicable to its transferor until it elects a different percentage in accordance with this Section 11(g)(ii)); and the provisions of this Section 11(g)(ii) will be construed and implemented in a manner otherwise than in strict conformity with their terms to the extent necessary to correct any defect or inconsistency herein or to give effect to the intended beneficial ownership limitation. As used herein with respect to any Holder, “Attribution Parties” means such Holder, its Affiliates, any other Person with whom such Holder or any of its Affiliates is a member of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder) with respect to securities of the Company (including any Person with whom such Holder has determined in good faith that it is a member of such a group or has reported on a Schedule 13D or Schedule 13G filed under the Exchange Act that it is a member of such a group), and any other Person whose beneficial ownership of Common Stock would be aggregated with that of such Holder for purposes of Section 13(d) or Section 16 of the Exchange Act. Solely for purposes of the administration of this Section 11(g) by the Company and the Transfer Agent, each of them will be entitled to rely conclusively, without independent investigation, on a written certification of a Holder as to the identity of its Attribution Parties and as to compliance with the Maximum Percentage and the Ownership Limitation; provided, however, that no such certification or reliance will limit the operation of this Section 11(g)(ii) (including the provisions hereof under which shares of Common Stock in excess of the Maximum Percentage are not deemed to be beneficially owned by such Holder), which will apply in accordance with its terms.

(iii) Convertible Preferred Stock Remains Outstanding. Any purported delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock will be void and have no effect to the extent, but only to the extent, that such delivery would result in any Holder becoming the beneficial owner of shares of Common Stock outstanding at such time in excess of the Ownership Limitation or, if applicable, the Maximum Percentage. For the avoidance of doubt, a Holder may convert such Holder’s Convertible Preferred Stock, up to the Ownership Limitation or, if applicable, the Maximum Percentage, in each case subject to the immediately following paragraph and the other requirements of this Certificate of Designations applicable to such conversion.

If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Ownership Limitation or, if applicable, the Maximum Percentage, then, the related Conversion Notice will be deemed withdrawn as to the shares of Convertible Preferred Stock that would otherwise have been converted into such Conversion Consideration, such shares will not be converted and will remain outstanding, entitled to their Liquidation Preference, and such shares may thereafter be transferred pursuant to Section 3(h) or again submitted for conversion at any time, in each case free of any restriction under Section 3(h)(iv) or Section 11(c)(i) arising from such Conversion Notice.

(h) Effect of Common Stock Change Event.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 11 or in Section 12, or in any related definitions, were instead a reference to the same number of Reference Property Units; provided, however, that, from and after the effective time of such Common Stock Change Event, (x) Section 11(g)(i) shall not apply and (y) Section 11(g)(ii) shall continue to apply, mutatis mutandis, to the Reference Property Units at a Maximum Percentage equal to (1) the percentage elected by such Holder by written notice delivered to the Company or the Successor Person, as applicable, within five (5) Business Days after such Holder receives the Blocker Notice or (2) if such Holder makes no such election, four and ninety-nine hundredths percent (4.99%), and the Company or the Successor Person, as applicable, shall deliver to each Holder, no later than ten (10) Business Days before the effective time of such Common Stock Change Event, a written notice describing such Holder’s right to make such election (the “Blocker Notice”); (II) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property; and (III) the right of Holders to receive Participating Dividends pursuant to Section 5(b) will apply to dividends or other distributions of the type referred to in Section 5(b) on the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 11(h).

(iii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as (x) the Company reasonably determines are necessary or desirable or (y) any Holder requests, to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 11(e)(i) in a manner consistent with this Section 11(h); (2) ensure that any Successor Person assumes or guarantees the obligations of the Company; (3) at the election of any Holder, ensure that any ultimate parent entity of any Successor Person assumes or guarantees the obligations of any Successor Person; and (4) give effect to such other provisions, if any, as the Company reasonably determines are, or any Holder reasonably requests as, appropriate to preserve the economic interests of the Holders and to give effect to Section 11(h)(i). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are, or any Holder reasonably requests as, appropriate to preserve the economic interests of Holders (including having such entity guarantee the obligations of the Company and/or Successor Person hereunder).

(iv) Notice of Common Stock Change Event. The Company will provide notice of any Common Stock Change Event to Holders as promptly as reasonably practicable and in all events prior to the effective date of the Common Stock Change Event and shall provide Holders with such information as they may request regarding the proposed Common Stock Change Event and the expected composition of Reference Property, including any due diligence materials reasonably necessary or helpful to determine the value of such Reference Property.

(i) Cash Settlement of Undeliverable Shares; Stockholder Approvals.

(i) Undeliverable Shares. If, upon any conversion of Convertible Preferred Stock, any share of Common Stock otherwise deliverable as Conversion Consideration is not delivered on or before the Share Delivery Deadline because (1) (A) such delivery would contravene the Ownership Limitation and the Requisite Stockholder Approval has not been obtained, or (B) such shares represent the difference between the Number of Underlying Shares and the Initially Issuable Shares, or (2) an Authorized Share Failure has occurred and is continuing (each such share, an “Undeliverable Share” and, collectively, the “Undeliverable Shares”), then, notwithstanding anything to the contrary in this Certificate of Designations, in the case of Undeliverable Shares described in clause (1)(A) or clause (2), the shares of Convertible Preferred Stock attributable to such Undeliverable Shares will be deemed not to have been converted and will remain outstanding, entitled to their Liquidation Preference and to all other rights of Convertible Preferred Stock (including the right to convert such shares at any time when such conversion would not contravene the Ownership Limitation or result in an Authorized Share Failure, and the right to elect to receive the Cash Settlement Amount in respect thereof pursuant to Section 11(i)(ii)). The related Conversion Notice will be deemed withdrawn as to such shares of Convertible Preferred Stock, which may thereafter be transferred pursuant to Section 3(h) or again submitted for conversion at any time, free of any restriction under Section 3(h)(iv) or Section 11(c)(i) arising from such Conversion Notice and without prejudice to the Holder’s rights under Section 11(i)(ii). In the case of Undeliverable Shares described in clause (1)(B), the shares of Convertible Preferred Stock so converted will be deemed converted and retired as of the Conversion Date (subject to reinstatement upon any revocation in accordance with Section 11(i)(ii)), and such Undeliverable Shares will be settled solely by payment of the Cash Settlement Amount (or, following the Approval Determination Date, delivery of such shares as provided in Section 11(i)(ii)) in accordance with the first proviso to Section 11(d)(i) and Section 11(i)(ii). The Company will notify the Holder in writing, no later than the Share Delivery Deadline, of the number of Undeliverable Shares and the reason such shares were not delivered. For the avoidance of doubt, this Section 11(i) does not apply to any share of Common Stock the delivery of which is limited solely by the Maximum Percentage applicable to a Holder pursuant to Section 11(g)(ii).

(ii) Cash Settlement Amount. A Holder may elect, by written notice to the Company (which election will be deemed to have been made, without any further action by the Holder, in respect of the Undeliverable Shares described in clause (1)(B) of Section 11(i)(i) upon any conversion to which the first proviso to Section 11(d)(i) applies), to receive in lieu of any Undeliverable Shares an amount in cash (the “Cash Settlement Amount”) equal to the product of (1) the number of shares of Common Stock that would be deliverable upon conversion of the shares of Convertible Preferred Stock attributable to such Undeliverable Shares on the date of such election (determined without regard to Section 11(g) and any Authorized Share Failure) and (2) the 20-Day VWAP per share of

Common Stock on the Conversion Date for the conversion in connection with which such Undeliverable Shares arose. The Cash Settlement Amount will be due and payable, by wire transfer of immediately available funds, on the second (2nd) Business Day after the later of the Share Delivery Deadline and the date of such election. Notwithstanding the foregoing, if a Holder elects or is deemed to have elected to receive the Cash Settlement Amount in respect of Undeliverable Shares described in clause (1)(A) or clause (1)(B) of Section 11(i)(i) arising from a conversion with a Conversion Date occurring before the Approval Determination Date, and the Requisite Stockholder Approval has not then been obtained, then (x) such Cash Settlement Amount will not be due and payable, and no Payment Default will occur in respect thereof, until the first Business Day after the Approval Determination Date; (y) if the Requisite Stockholder Approval has been obtained on or before the Approval Determination Date and such Undeliverable Shares may then be delivered in compliance with Sections 11(g) and 11(d)(i), the Company will, in lieu of paying such Cash Settlement Amount, deliver such Undeliverable Shares as shares of Common Stock no later than the second Business Day after the Approval Determination Date, whereupon such shares will cease to be Undeliverable Shares (and if the Company fails to deliver such shares when so required, such Undeliverable Shares will instead be settled by payment of the Cash Settlement Amount on such second Business Day, and such failure will constitute a Payment Default); and (z) otherwise, such Cash Settlement Amount (which, for this purpose, will be determined using the 20-Day VWAP per share of Common Stock as of the Approval Determination Date in lieu of the Conversion Date) will be due and payable on the first Business Day after the Approval Determination Date. “Approval Determination Date” means the earlier of (i) March 15, 2027 and (ii) the date of the meeting of stockholders contemplated by Section 11(i)(iv) at which the Stockholder Proposals are first voted upon. For the avoidance of doubt, a Holder may revoke any election described in the preceding sentences as provided below at any time before the related Cash Settlement Amount is paid or the related Undeliverable Shares are delivered, including during the period before the Approval Determination Date. The Cash Settlement Amount will constitute an obligation of the Company arising on the date of such election and will be payable subject to Section 16; if any portion of the Cash Settlement Amount is not paid when due for any reason, such unpaid portion will constitute a Shortfall Amount and a Payment Default for all purposes of Section 16, and the Holder may, at any time before such unpaid portion is paid in full, revoke such election as to all or any portion of the unpaid Undeliverable Shares by written notice to the Company, whereupon a number of shares of Convertible Preferred Stock equal to (x) the number of such unpaid Undeliverable Shares multiplied by the Conversion Price in effect on the applicable Conversion Date, divided by (y) the Initial Liquidation Preference (rounded down to the nearest whole share, with cash paid in lieu of any fractional share based on the Initial Liquidation Preference) will be deemed for all purposes to have remained outstanding as provided in Section 11(i)(i), without prejudice to any amounts accrued before such revocation, and any shares of Common Stock delivered upon such conversion will not be affected by such revocation. The shares of Convertible Preferred Stock as to which a Holder has elected or is deemed to have elected to receive the Cash Settlement Amount will be deemed converted and retired as of the date of such election, subject to reinstatement upon any revocation of such election as provided above.

(iii) Reservation Priority. While any Authorized Share Failure is continuing, the Company will not reserve or issue shares of Common Stock for any purpose (other than pursuant to equity compensation plans and securities outstanding on the Initial Issue Date in accordance with their terms as in effect on the Initial Issue Date) until the number of authorized and unissued shares of Common Stock reserved for delivery upon conversion of the Convertible Preferred Stock is sufficient to satisfy Section 12(b), and the Company will promptly notify the Holders of any Authorized Share Failure and of any circumstance that would reasonably be expected to result in shares of Common Stock becoming Undeliverable Shares.

(iv) Covenant to Seek Stockholder Approvals. The Company will include a proposal to obtain the Requisite Stockholder Approval and, if an Authorized Share Failure has occurred or would occur upon conversion of all outstanding Convertible Preferred Stock, a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to a number sufficient to permit such conversion in full (together, the “Stockholder Proposals”) in the proxy statement for a meeting of stockholders (which the Board of Directors will call, if necessary, as a special meeting) to be held no later than March 15, 2027, and, if either Stockholder Proposal is not approved at such meeting, in the proxy statement for each subsequent annual meeting and each subsequent special meeting of stockholders until approved. In connection with each such meeting, the Company will (1) cause the Board of Directors to recommend that stockholders vote in favor of the Stockholder Proposals and include such recommendation in the related proxy statement, (2) use its commercially reasonable efforts to solicit proxies in favor of the Stockholder Proposals, including by engaging a proxy solicitation firm, and (3) file the related preliminary proxy statement (or, if no preliminary proxy statement is required, the definitive proxy statement) with the SEC no later than ninety (90) days after the Initial Issue Date in the case of the first such meeting. Each Holder, by its acceptance of Convertible Preferred Stock, agrees that, to the extent required by the rules of The Nasdaq Stock Market LLC (including IM-5635-2), it will not vote, and will cause its Affiliates not to vote, any shares of Common Stock issued upon conversion of Convertible Preferred Stock before the Requisite Stockholder Approval is obtained on the Stockholder Proposal relating to the Requisite Stockholder Approval, and the Company may exclude such shares in determining whether the Requisite Stockholder Approval has been obtained to the extent so required. No provision of this Certificate of Designations is intended to impose a penalty on the Company, or to provide additional consideration to any Holder, that is triggered by the rejection by the stockholders of the Company of any Stockholder Proposal, and this Section 11(i) will be construed accordingly.

SECTION 12. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.

(a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any dividend or distribution on the Common Stock whose Ex-Dividend Date occurs, or any adjustment to the Conversion Price pursuant to Section 11(e)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. At all times when any Convertible Preferred Stock is outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes), for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding. The number of shares so reserved will at all times be not less than the number of shares of Common Stock that would be deliverable upon conversion of all outstanding shares of Convertible Preferred Stock without regard to Section 11(g). If at any time the number of authorized and unissued shares of Common Stock that are not reserved for other purposes is less than such number (an “Authorized Share Failure”), Section 11(i) will apply. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. At the request of any Holder following the date that is one year following the Initial Issue Date, the Company will, at its expense (including the cost of any legal opinion of the Company’s counsel), cause each share of Common Stock delivered upon conversion of any Convertible Preferred Stock of such Holder to be admitted (if then eligible for such admission in accordance with, and subject to, the Depositary’s rules) for book-entry settlement through the Depositary with an “unrestricted” CUSIP number, provided such Holder provides (and causes a participant of the Depositary through whom such Holder will beneficially own such share to provide) reasonable cooperation with the Company and its transfer agent to effect the same.

(d) Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

(e) Book-Entry Settlement; Legend Removal; Rule 144 Information. The Company will use its commercially reasonable efforts to maintain a Transfer Agent that is a participant in the Fast Automated Securities Transfer program of the Depositary at all times while any Convertible Preferred Stock is outstanding. If any share of Common Stock delivered upon conversion of Convertible Preferred Stock bears a restrictive legend or is held under a “restricted” CUSIP number, then, upon the request of the Holder accompanied by such customary representations and reasonable documentation as the Company or the Transfer Agent may reasonably request, and provided such share may then be sold by such Holder pursuant to an effective registration statement or pursuant to Rule 144 without volume or manner-of-sale limitations, the Company will, no later than the earlier of (i) the second (2nd) Trading Day after the date of such request and (ii) the Trading Day that is the number of Trading Days comprising the Standard Settlement Period after the date of such request, cause the Transfer Agent to remove such legend and to credit such share through the Depositary’s Deposit/Withdrawal at Custodian system to the account designated by the Holder, and the Company will cause its counsel to deliver to the Transfer Agent, at the Company’s expense, any legal opinion required for such purpose. The Company will, at the request of any Holder, cause its counsel to deliver to the Transfer Agent a customary blanket legal opinion and instruction letter permitting the removal of legends from shares of Common Stock sold pursuant to Rule 144 or an effective registration statement without further action by the Company. For so long as any Convertible Preferred Stock or Conversion Shares constitute Transfer-Restricted Securities, the Company will timely file all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act so as to make available to the Holders the benefits of Rule 144, and the Company will not take any action that would cause the Conversion Shares to be treated as acquired other than solely in exchange for the Convertible Preferred Stock for purposes of Rule 144(d)(3)(ii). If the Company fails to cause any restrictive legend to be removed from, or any share of Common Stock to be credited through the Depositary’s Deposit/Withdrawal at Custodian system, within the time required by this Section 12(e), such failure will be treated as a failure to deliver such share of Common Stock for purposes of Section 11(d)(v), mutatis mutandis, with the deadline set forth in this Section 12(e) being treated as the Share Delivery Deadline for such share and the Initial Liquidation Preference of the Convertible Preferred Stock converted into such share being the measure for purposes of clause (1) thereof, and each Holder will be entitled to specific performance of, and injunctive relief to enforce, the other provisions of this Section 12(e). Each Holder, severally and not jointly with the other Holders, agrees with the Company (i) that such Holder will sell any shares of Common Stock delivered upon conversion of Convertible Preferred Stock only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if any shares of Common Stock delivered upon conversion of Convertible Preferred Stock are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, if any, and (iii) that if, after the effective date of any registration statement covering the resale of the shares of Common Stock delivered upon conversion of Convertible Preferred Stock, such registration statement ceases to be effective and the Company has provided notice to such Holders to that effect, such Holder shall sell any share of Common Stock delivered upon conversion of Convertible Preferred Stock only in compliance with an exemption from the registration requirements of the Securities Act.

SECTION 13. CALCULATIONS.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price and the Last Reported Sale Prices. The Company will make all calculations in good faith, and, absent manifest error and subject to the dispute resolution provisions of this Section 13(a), its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request. If any Holder disputes in good faith any such calculation by written notice to the Company within ten (10) Business Days after receipt of such schedule, and the Company and such Holder are unable to resolve such dispute within five (5) Business Days thereafter, the Company will submit the disputed calculation to an independent, nationally recognized investment bank or accounting firm selected by such Holder and reasonably acceptable to the Company, whose determination will be final and binding on the Company and the Holders absent manifest error, and the fees and expenses of such firm will be borne by the Company unless such firm confirms the Company’s calculation in all material respects.

(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

SECTION 14. TAX TREATMENT. For U.S. federal and other applicable state and local income tax purposes, it is intended and expected that (a) the Convertible Preferred Stock (including any Shortfall Amount accumulated at the Default Rate) will be treated as stock, and not as indebtedness, and will be treated as participating equity that is not “preferred stock” within the meaning of Section 305(b)(4) of the Code and Treasury Regulations Section 1.305-5(a); (b) no Holder will be required to include in income as a dividend any amounts in respect of the Convertible Preferred Stock unless and until such dividends are declared and paid in cash; and (c) any redemption or conversion of the Convertible Preferred Stock shall be treated as a sale or exchange (in the case of redemption) or a tax-free transaction (in the case of conversion) of such Convertible Preferred Stock (and not as a distribution). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code. The Company will not, and will not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that could reasonably be expected to affect the treatment described in clause (b).

SECTION 15. NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders’ respective addresses shown on the Register. Notwithstanding anything in this Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication as to the Holders to whom such notice or communication is sent; provided, however, that this sentence will not apply to any notice, solicitation or delivery required by Section 10(c)(iv), Section 11(i) or Section 16.

SECTION 16. LEGALLY AVAILABLE FUNDS. Without limiting the rights of the Holders (including pursuant to Section 6), if the Company does not have sufficient Legally Available Funds to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Company will pay the deficiency promptly after funds thereafter become Legally Available Funds therefor, in accordance with the following provisions of this Section 16.

(a) Payment of Deficiencies; Shortfall Amounts. If the Company (x) does not have Legally Available Funds sufficient to pay in full any Optional Repurchase Price, Fundamental Change Repurchase Price, Cash Settlement Amount or other cash amount due on the Convertible Preferred Stock on the date such amount is due or (y) payment in full of any Optional Repurchase Price, Fundamental Change Repurchase Price, Cash Settlement Amount or other cash amount due on the Convertible Preferred Stock on the date such amount is due would result in the Company breaching one or more of the Specified Agreements, then the Company will pay on such date the maximum portion of such amount that can be paid out of Legally Available Funds in compliance with all Specified Agreements, pro rata among the Holders entitled thereto in proportion to the amounts then due to them, and the unpaid remainder (each, a “Shortfall Amount”) will remain due and owing. The Company will apply all Legally Available Funds to the payment of all Shortfall Amounts and all other cash amounts then due and unpaid on the Convertible Preferred Stock (pro rata among the Holders entitled thereto in proportion to the aggregate amounts then due and unpaid to each such Holder, without priority based on the date on which any such amount became due), and to no other purpose (other than (i) to the extent prohibited by applicable law or required under one or more of the Specified Agreements and (ii) to make payroll and fund critical expenses necessary to continue the operation of the Company’s business (without prejudice to the rights of any Holders) for so long as any Shortfall Amount remains unpaid), on each date on which any Legally Available Funds exist and payment of such Shortfall Amount would not cause the Company to breach any Specified Agreement, and in any event within five (5) Business Days after funds become Legally Available Funds therefor and payment of such Shortfall Amount would not cause the Company to breach any Specified Agreement, until all Shortfall Amounts and all amounts accumulated thereon at the Default Rate have been paid in full, and in any event before making any dividend, distribution, purchase, redemption or other acquisition of or on any Junior Stock. Any shares of Convertible Preferred Stock in respect of which a Shortfall Amount is outstanding will remain outstanding, and the Holders thereof will retain all rights of Holders in respect thereof (including the right to convert such shares pursuant to Section 11, it being understood that shares of Convertible Preferred Stock deemed converted and retired pursuant to Section 11(i)(ii) in respect of an unpaid Cash Settlement Amount are subject to reinstatement upon revocation as provided therein), until such Shortfall Amount has been paid in full. If a Holder converts any share of Convertible Preferred Stock in respect of which a Shortfall Amount is outstanding, the Shortfall Amount attributable to such share will be extinguished upon such conversion, except that any accretion thereon at the Default Rate to the Conversion Date will be paid in cash to the extent of Legally Available Funds and, to the extent not so paid, will be added to the Initial Liquidation Preference of such share for purposes of determining the Number of Underlying Shares and the Conversion Consideration for such share.

(b) Determination of Legally Available Funds. “Legally Available Funds” means, as of any date, the amount of funds that the Company may lawfully apply on such date to the payment of the applicable amount under Section 160 of the Delaware General Corporation Law and other applicable law. Not later than (i) the tenth (10th) Business Day before the Put Trigger Date, (ii) the fifth (5th) Business Day before each Fundamental Change Repurchase Date, (iii) the fifth (5th) Business Day after any date on which the Company fails to pay in full when due any Optional Repurchase Price or Cash Settlement Amount due on the Convertible Preferred Stock (other than an amount as to which an officer’s certificate has been delivered pursuant to this sentence within the preceding forty-five (45) days), and (iv) for so long as any Shortfall Amount remains unpaid, not later than the fifteenth (15th) day after the end of each fiscal quarter of the Company, the Board of Directors will determine in good faith, and will cause the Company to deliver to each Holder an officer’s certificate setting forth in reasonable detail, (i) the Company’s surplus (as defined in Section 154 of the Delaware General Corporation Law), determined on the basis of the fair value of the Company’s assets and liabilities as of such date (and not solely on the basis of the book value thereof), including the fair value of the Company’s intellectual property, product rights, license and royalty rights and other intangible assets, whether or not reflected on the Company’s balance sheet, applying methods that the Board of Directors reasonably believes reflect present values; (ii) the amount, if any, by which the Board of Directors has determined that Legally Available Funds are less than such surplus, and the reasons therefor; and (iii) the resulting amount of Legally Available Funds. In connection with each such determination, the Board of Directors will take all actions lawfully available to it under Sections 154, 243 and 244 of the Delaware General Corporation Law to reduce the capital of the Company and to transfer amounts to surplus to the extent such actions would increase Legally Available Funds. If any Holder objects in writing to any such determination within ten (10) Business Days after delivery of the related officer’s certificate, the Company will, within ten (10) Business Days thereafter, engage a nationally recognized independent investment banking or valuation firm reasonably acceptable to the objecting Holder or Holders (it being understood that the Company will not be required to engage more than one such firm in respect of any one determination) to determine the fair value of the Company’s assets and liabilities and the Company’s surplus as of the relevant date, at the Company’s expense, and the Board of Directors will give due regard to such determination in making a revised determination within ten (10) Business Days after delivery of such firm’s report. Each reference in this Certificate of Designations to funds legally available (or words of similar import) will be construed in accordance with this Section 16(b). Nothing in this Section 16 will require the Company to make any payment that would violate applicable law.

(c) Payment Defaults; Default Rate. If any Optional Repurchase Price, Fundamental Change Repurchase Price, Cash Settlement Amount or other cash amount due on any share of Convertible Preferred Stock is not paid in full on the date due, or any shares of Common Stock due upon conversion are not delivered on or before the Share Delivery Deadline, in each case for any reason (including because the Company does not have sufficient Legally Available Funds or such payment would cause the Company to breach any Specified Agreement, and whether or not such failure constitutes a breach of this Certificate of Designations), other than a failure to deliver shares of Common Stock by reason of the Ownership Limitation or the Maximum Percentage for so long as no Cash Settlement Amount has become due in respect thereof (each such failure, for so long as it is continuing, a “Payment Default”), then, from and including the date of such Payment Default to, but excluding, the date on which such Payment Default is cured by payment or delivery in full, each unpaid Shortfall Amount will, as an adjustment to the Optional Repurchase Price, Fundamental Change Repurchase Price, Cash Settlement Amount or other amount of which it forms part, accrete at a rate per annum equal to two percent (2.00%) (compounding quarterly) (the “Default Rate”) from, and including, the date on which such amount was due to, but excluding, the date of payment in full, which amount shall become part of such Shortfall Amount, and each reference in this Certificate of Designations to amounts accumulated on a Shortfall Amount at the Default Rate refers to such accretion. The Company acknowledges and agrees that the Default Rate, and the accumulation of interest and accretion of Shortfall Amounts at the Default Rate pursuant to this Section 16(c), have been agreed to in view of the impracticability and extreme difficulty of ascertaining the actual damages that the Holders would sustain as a result of a Payment Default, and by mutual agreement of the Company and the Holders as to a reasonable calculation of each Holder’s lost profits and actual damages as a result thereof. All amounts that accumulate or accrete at the Default Rate will be presumed to be the liquidated damages sustained by each Holder as a result of the applicable Payment Default (and not unmatured dividends or a penalty), and the Company agrees that the same are reasonable under the circumstances existing on the Initial Issue Date. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE ACCUMULATION, ACCRETION OR COLLECTION OF AMOUNTS AT THE DEFAULT RATE IN CONNECTION WITH ANY PAYMENT DEFAULT. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (i) the Default Rate is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (ii) amounts will accumulate and accrete at the Default Rate notwithstanding the then prevailing market rates at the time such amounts are paid; (iii) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for the Company’s agreement to the Default Rate; (iv) the Company will not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Default Rate or any similar or comparable default rate under the circumstances described herein, and the Company will be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any default rate similar or comparable to the Default Rate; and (v) the Company will be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to the Default Rate as herein described is a material inducement to the Holders to accept the Convertible Preferred Stock in satisfaction of the fees payable to them and to enter into the forbearance and related arrangements in connection with which the Convertible Preferred Stock is issued.

(d) Sale Process. If any Shortfall Amount remains unpaid on the date that is ninety (90) days after the date on which it first became due, then any Holder or Holders of at least twenty-five percent (25%) of the outstanding shares of Convertible Preferred Stock, or the Holders of a majority of the shares of Convertible Preferred Stock in respect of which Shortfall Amounts are then unpaid, may, by written notice to the Company (a “Sale Process Notice”), require the Company to conduct a process (the “Sale Process”) to solicit and evaluate proposals for, and to consummate, one or more transactions (each, a “Sale Transaction”) consisting of (i) a merger, consolidation, share exchange or similar transaction involving the Company, (ii) a sale, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or of one or more products, product candidates, licenses, royalty interests or other assets of the Company and its Subsidiaries, or (iii) a financing or refinancing transaction, in each case yielding net cash proceeds sufficient, after payment of amounts then required to be paid to holders of indebtedness of the Company under the terms thereof, to pay all Shortfall Amounts (including all amounts accumulated thereon at the Default Rate), together with the Optional Repurchase Price of all other shares of Convertible Preferred Stock then outstanding as to which an Optional Repurchase Notice has been delivered. Within thirty (30) days after receipt of a Sale Process Notice, the Company will engage a nationally recognized investment banking firm with experience in transactions involving biopharmaceutical companies, reasonably acceptable to the Holders delivering the Sale Process Notice, to conduct the Sale Process, and the Company will, and will cause its Subsidiaries and its and their officers, employees and advisors to, (1) cooperate in good faith with such firm and the Holders; (2) establish and maintain a customary electronic data room and make customary management presentations available to prospective counterparties; (3) keep the Holders delivering the Sale Process Notice reasonably informed, on a current basis, of the status of the Sale Process, including the identity of prospective counterparties (subject to customary confidentiality undertakings), timelines and the material terms of all proposals received; (4) submit all bona fide proposals received in the Sale Process to the Board of Directors for consideration, and the Board of Directors, in evaluating such proposals in the exercise of its fiduciary duties, will take into account the cost to the Company and all of its stockholders of any further delay in payment of the Shortfall Amounts (including all amounts accumulated thereon at the Default Rate), and, if the Board of Directors declines to approve any Sale Transaction that would yield net cash proceeds sufficient to pay the amounts described in the first sentence of this Section 16(d), the Company will deliver to each Holder, within five (5) Business Days thereafter, a written statement of the reasons therefor; (5) if the Board of Directors approves a Sale Transaction, negotiate and execute definitive agreements therefor, make all required filings, use commercially reasonable efforts to obtain all required consents and approvals and, to the extent stockholder approval is required by applicable law, the Certificate of Incorporation or the rules of any securities exchange on which the Common Stock is then listed, call and hold a meeting of stockholders to consider such Sale Transaction as promptly as practicable and recommend that the stockholders approve it; and (6) apply the net cash proceeds of any Sale Transaction to the payment of the Shortfall Amounts in accordance with Section 16(a) within five (5) Business Days after receipt thereof. The Company will use its commercially reasonable efforts to cause a Sale Transaction to be consummated within one hundred eighty (180) days after receipt of the Sale Process Notice and will bear all fees and expenses of the Sale Process. Only the Holders that delivered a Sale Process Notice may withdraw it, by written notice to the Company at any time before the execution of definitive agreements for a Sale Transaction, in which case the Company may terminate the Sale Process, and no more than one Sale Process Notice (excluding any withdrawn Sale Process Notice) may be delivered in any period of six (6) months. The Company will not, without the consent of the Requisite Holders (and, to the extent Section 10(a)(iii) applies, each affected Holder), amend this Certificate of Designations, the Certificate of Incorporation or the Bylaws of the Company, or enter into any agreement, in a manner intended to, or that would reasonably be expected to, interfere with or impair the rights of the Holders under this Section 16.

(e) Nature of Unpaid Amounts; Enforcement. Each Shortfall Amount and all amounts accumulated thereon at the Default Rate (i) will constitute, to the fullest extent permitted by applicable law, a matured contractual obligation of the Company to the applicable Holder, in its capacity as a Holder of Convertible Preferred Stock, that will survive, and will not be extinguished or reduced by, the Company’s failure to pay the same on the date due for lack of Legally Available Funds or for any other reason, (ii) will be payable in accordance with Section 16(a) without any further notice, demand or action by such Holder, and (iii) may be enforced by such Holder, individually and without the consent or joinder of any other Holder, by an action for payment, specific performance or other appropriate relief, in each case to the fullest extent permitted by applicable law and without prejudice to any right of such Holder as a stockholder of the Company (including under Section 6); provided that any such Shortfall Amount and other amounts shall be subject to applicable law, including, if applicable, title 11 of the United States Code. The Company acknowledges that the Holders would be irreparably harmed by any breach of this Section 16 and that monetary damages would not be an adequate remedy therefor, and each Holder will be entitled to specific performance of the Company’s obligations under this Section 16 and to injunctive or other equitable relief to prevent breaches hereof, in each case without the necessity of proving the inadequacy of monetary damages or posting any bond or other security, in addition to any other remedy to which such Holder may be entitled at law or in equity.

(f) Bankruptcy Events. Notwithstanding anything to the contrary in this Certificate of Designations, from and after the occurrence of a Bankruptcy Event with respect to the Company and for so long as the related case or proceeding is pending, (i) nothing in this Certificate of Designations will require the Company or any Holder to take any action that would violate any applicable stay, injunction or order of a court of competent jurisdiction or applicable law, (ii) any time period under this Certificate of Designations for the taking of any action by the Company or any Holder that is so stayed or enjoined will be tolled for the duration of such stay or injunction, and (iii) the provisions of Section 6(c) will govern the rights of the Holders in such case or proceeding.

SECTION 17. NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Richard Paulson
Name: Richard Paulson
Title: President and Chief Executive Officer

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

Karyopharm Therapeutics Inc.

0% Series A Convertible Perpetual Preferred Stock

Certificate No. [___]

Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s 0% Series A Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Karyopharm Therapeutics Inc. has caused this instrument to be duly executed as of the date set forth below.

KARYOPHARM THERAPEUTICS INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

Karyopharm Therapeutics Inc.

0% Series A Convertible Perpetual Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1. Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(e) of the Certificate of Designations.

2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(l) of the Certificate of Designations.

3. Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange such Convertible Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4. Dividends. Dividends, if any, on the Convertible Preferred Stock will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5. Liquidation Preference. The Liquidation Preference per share of Convertible Preferred Stock is as specified in the Certificate of Designations, and is initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6. Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Convertible Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 8 of the Certificate of Designations.

7. Right of Holders to Require the Company to Repurchase Convertible Preferred Stock on or After the Put Trigger Date. On or after the Put Trigger Date, each Holder will have the right to require the Company to repurchase such Holder’s Convertible Preferred Stock for cash in the manner, and subject to the terms and limitations, set forth in Section 9 of the Certificate of Designations.

8. Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 10 of the Certificate of Designations.

9. Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 11 of the Certificate of Designations.

10. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Karyopharm Therapeutics Inc.

85 Wells Avenue, Suite 210

Newton, MA 02459

Attention: Chief Financial Officer

CONVERSION NOTICE

Karyopharm Therapeutics Inc.

0% Series A Convertible Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

identified by Certificate No.      .

(Optional) Deliver the Conversion Shares through the Depositary’s Deposit/Withdrawal at Custodian system to: DTC Participant Name: ____________; DTC Participant No.: ________; Account No.: ______________.

The undersigned certifies that, after giving effect to this conversion, the undersigned and its Attribution Parties will not beneficially own shares of Common Stock in excess of the Maximum Percentage applicable to the undersigned or the Ownership Limitation, each as determined in accordance with Section 11(g) of the Certificate of Designations, and that the number of outstanding shares of Common Stock used for this purpose is ______________ (the Reported Outstanding Share Number or the number confirmed by the Company on ______________).

To the extent any Conversion Consideration cannot be delivered by reason of Section 11(g) of the Certificate of Designations, the undersigned elects (check one): [ ] that the related shares of Convertible Preferred Stock remain outstanding pursuant to Section 11(g)(iii) or Section 11(i), as applicable; [ ] to receive the Cash Settlement Amount pursuant to Section 11(i) to the extent then permitted.

(Optional) Identify account within the United States to which any cash Conversion Consideration will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

Date:
(Legal Name of Holder)

By:
Name:
Title:

*	Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Karyopharm Therapeutics Inc.

0% Series A Convertible Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

identified by Certificate No.      .

(Optional) Identify account within the United States to which the Fundamental Change Repurchase Price will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

The undersigned acknowledges that, if the Certificate identified above is a Physical Certificate, such Physical Certificate, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

*	Must be a whole number.

OPTIONAL REPURCHASE NOTICE

Karyopharm Therapeutics Inc.

0% Series A Convertible Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Optional Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

identified by Certificate No.      .

(Optional) Identify account within the United States to which the Optional Repurchase Price will be wired:

Bank Routing Number:

SWIFT Code:

Bank Address:

Account Number:

Account Name:

The undersigned acknowledges that, if the Certificate identified above is a Physical Certificate, such Physical Certificate, duly endorsed for transfer, must be delivered to the Paying Agent before the Optional Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

*	Must be a whole number.

ASSIGNMENT FORM

Karyopharm Therapeutics Inc.

0% Series A Convertible Perpetual Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the Convertible Preferred Stock identified below assigns (check one):

☐	all of the shares of Convertible Preferred Stock

☐	[1] shares of Convertible Preferred Stock

identified by Certificate No.      , and all rights thereunder, to:

Name:

Address:

Social security or tax identification number:

and irrevocably appoints:

as agent to transfer such shares on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

[1]	Must be a whole number.

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1